Prospectus	Filed Pursuant to Rule 424(b)(4) Registration No. 333-144028

$80,000,000

SECURE AMERICA ACQUISITION CORPORATION

10,000,000 units

Secure America Acquisition Corporation is a blank check company recently formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more domestic or international operating businesses, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will be limited to the homeland security industry, but not businesses that design, build or maintain mission-critical facilities. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a target business or consummate a business combination.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

•	one share of our common stock; and
•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.25. Each warrant will become exercisable on the later of our completion of a business combination or one year after the date of this prospectus, and will expire four years after the date of this prospectus, or earlier upon redemption.

Secure America Acquisition Holdings, LLC, our principal initial stockholder and an entity controlled by Philip A. McNeill and S. Kent Rockwell, members of our board of directors, has agreed to purchase, in a private placement that will occur immediately prior to this offering, 2,075,000 warrants, or founder warrants, at a purchase price of $1.00 per founder warrant. In addition to the controlling interest held by Messrs. McNeill and Rockwell, other members of our management and board of directors own interests in Secure America Acquisition Holdings, LLC. The founder warrants will be identical to the warrants offered in this offering, except that (i) the founder warrants are not subject to redemption so long as they are held by Secure America Acquisition Holdings, LLC or one of its existing members, (ii) the founder warrants may be exercised on a cashless basis, and (iii) subject to certain limited exceptions, the founder warrants are not transferable until after the consummation of a business combination.

We have granted to the underwriters a 45-day option to purchase up to 1,500,000 additional units solely to cover over-allotments, if any (over and above the 10,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol HLD.U on or promptly after the date of this prospectus. Each of the common stock and the warrants will begin trading separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols HLD and HLD.W, respectively. We cannot assure you, however, that our securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 23 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$8.00	$80,000,000
Underwriting discounts and commissions(1)(2)	$0.56	5,600,000
Total(3)	$7.44	$74,400,000

(1)	Includes deferred underwriting discounts and commissions equal to 4.0% of the gross proceeds, or $3,200,000 ($3,680,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account held at SunTrust Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. See “Underwriting — Commissions and Discounts.”
(2)	No discount or commissions are payable with respect to any units purchased in this offering by our existing stockholders. Accordingly, if our existing stockholders purchase units in this offering, the entire $8.00 per unit purchase price will be placed in the trust account.
(3)	The underwriters have an option to purchase up to an additional 1,500,000 units of the Company at the public offering price, less underwriting discounts and commissions, within 45 days of the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $92,000,000, $6,440,000 and $85,560,000, respectively. See “Underwriting” on page 94 on this prospectus.

Of the proceeds we receive from this offering and the $2,075,000 proceeds from the private placement of the founder warrants as described in this prospectus, approximately $7.92 per unit, or $79,200,000 in the aggregate ($90,840,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at SunTrust Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

The underwriters are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about October 29, 2007.

SunTrust Robinson Humphrey	Morgan Joseph
GunnAllen Financial	Maxim Group LLC

The date of this prospectus is October 23, 2007

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Until November 17, 2007 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Industry and Market Data

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Unless otherwise indicated all information comes from the Civitas Group and Homeland Security Research Corporation.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included in this prospectus, before investing. You should rely only on the information contained in this prospectus. We and the underwriters have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our” refer to Secure America Acquisition Corporation;
•	the term “business combination” refers to an acquisition through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination of one or more domestic or international operating businesses in the homeland security industry, but not businesses that design, build or maintain mission-critical facilities;
•	the term “target business” refers to one or more domestic or international operating businesses in the homeland security industry, but not businesses that design, build or maintain mission-critical facilities;
•	the term “existing stockholders” refers to the persons and entities that held shares of our common stock immediately prior to the date of this offering;
•	the term “public stockholders” refers to the holders of shares of our common stock sold as part of the units in this offering or in the aftermarket, including any of our existing stockholders, to the extent that they purchase or acquire securities in this offering or in the aftermarket;
•	the term “private placement” refers to the purchase by Secure America Acquisition Holdings, LLC, in a private placement that will occur immediately prior to this offering, of an aggregate of 2,075,000 founder warrants; and
•	the term “founder warrants” refers to the warrants purchased by Secure America Acquisition Holdings, LLC in the private placement at a purchase price of $1.00 per warrant, which entitle the holder to purchase an aggregate of 2,075,000 shares of our common stock at an exercise price of $5.25 per share.

In addition, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a blank check company organized under the laws of the State of Delaware on May 14, 2007, under the name “Fortress America Acquisition Corporation II.” We changed our name to “Secure America Acquisition Corporation” on August 6, 2007. We were formed with the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more domestic or international operating businesses, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will be limited to the homeland security industry, but not businesses that design, build or maintain mission-critical facilities. “Mission-critical” facilities are those facilities that shelter and support an organization's people, equipment and data to a level that far exceeds standards for normal facilities. Mission-critical facilities generally serve or house an essential business or government function that must operate absolutely reliably around the clock, 365 days per year, under any circumstances, such as data centers, operation centers, network facilities, server rooms, security operations centers, communications facilities and the infrastructure systems that are critical to their function. Services that may be provided to mission-critical facilities include technology consulting, engineering and design management, construction management, system installations, operations management and facilities management and maintenance.

We are not currently considering or contemplating any specific business combination and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination. None of our officers or directors has had any communications or discussions with any contacts regarding a potential business combination. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. To date, our efforts have been limited to organizational activities.

We will seek to capitalize on the significant strength of our management team. Although the homeland security industry is relatively new, our executive officers have over 30 years of combined experience managing, investing and acquiring companies in the security industry and have prior blank check company experience. We are Messrs. McMillen and Weiss’ second blank check company focused on the homeland security industry. Messrs. McMillen and Weiss were also executive officers and directors of Fortress America Acquisition Corporation, a blank check company formed in December 2004, which consummated a business combination in January 2007, with each of VTC, L.L.C., doing business as “Total Site Solutions,” and Vortech, LLC, which are together referred to as TSS/Vortech. Mr. McMillen’s professional experience includes high-level positions in government, business and sports. Mr. Weiss has extensive professional and leadership experience in the information technology and homeland security marketplace.

We believe that the homeland security industry is among the fastest growing industries in the United States. According to the Civitas Group, a strategic advisory and investment services firm serving the homeland security market, the U.S. homeland security market was approximately $31 billion in 2006 and has a projected market size of $136 to $145 billion over the next five years. In addition, the global homeland security market, which was approximately $55 billion in 2006, is projected to exceed $170 billion by 2015, according to Homeland Security Research Corp., a homeland security market research firm. We believe that this anticipated growth should create attractive acquisition opportunities.

We are focused on a business combination in the U.S. homeland security industry, which we believe includes, among others, the following sectors:

•	nuclear and radiological detection and prevention;
•	transportation security: ground, aviation and port and marine;
•	border security;
•	energy security;
•	physical infrastructure security;
•	cyber-security;
•	emergency and disaster preparedness and response;
•	bioterrorism prevention and detection;
•	counterterrorism and law enforcement;
•	domestic and foreign intelligence; and
•	other sectors impacted by homeland security issues or directives.

We intend to strategically focus our efforts on four major phases encompassing domestic and global security threats: planning, prevention, response, and recovery. Although we may consider a target business in any segment of the homeland security industry, we currently intend to focus on companies with dual-use applications (i.e., companies with commercial private sector and homeland security applications) in the following segments:

•	Planning: Companies that help prepare for a possible attack or disaster;
•	Prevention: Companies that help anticipate and take action to block attacks or avoid or mitigate the consequences of an attack or a disaster;
•	Response: Companies that help challenge attacks underway or cope with the immediate aftermath of an attack or a disaster; and
•	Recovery: Companies that help restore and reconstruct governments and private enterprises after an attack or a disaster.

We have not prioritized among any segments and do not currently have a preference regarding the segment in which we would prefer to consummate a business combination. Although we may consider a target business outside of the United States as a result of the increased globalization of business and heightened security concerns abroad, we currently intend to concentrate our search of target businesses in the United States.

Our offices are located at 1005 North Glebe Road, Suite 550, Arlington, VA 22201 and our telephone number is (703) 528-7073.

Our Management

Messrs. McMillen and Weiss, each of whom is one of our Co-Chief Executive Officers and a member of our board of directors, were also executive officers and directors of Fortress America Acquisition Corporation, a blank check company formed in December 2004 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the homeland security industry. In addition, Asa Hutchinson, one of our directors, was a special advisor to and a stockholder of Fortress America Acquisition Corporation. Fortress America Acquisition Corporation completed its initial public offering in July 2005 (and over-allotment closing in August 2005) and raised gross proceeds of $46,800,000 at an offering price of $6.00 per unit. In January 2007, Fortress America Acquisition Corporation consummated a business combination with each of VTC, L.L.C., doing business as “Total Site Solutions,” and Vortech, LLC, which are together referred to as TSS/Vortech. TSS/Vortech provides a single source solution for highly technical mission-critical facilities such as data centers, operation centers, network facilities, server rooms, security operations centers, communications facilities and the infrastructure systems that are critical to such functions. TSS/Vortech’s services include technology consulting, engineering and design management, construction management, system installations, operations management, and facilities management and maintenance. In connection with such acquisition, Fortress America Acquisition Corporation changed its name to Fortress International Group, Inc. Fortress International Group Inc.’s units, common stock and warrants are listed on the NASDAQ Capital Market under the symbols FIGIU, FIGI and FIGIW, respectively. On October 9, 2007, the closing prices of the units, common stock and warrants of Fortress International Group, Inc., as reported by the NASDAQ Capital Market, were $8.50, $5.75 and $1.13, respectively. As of the date hereof, none of our officers and directors, in their fiduciary capacities with Fortress International Group, Inc. are considering any business opportunities that we believe would be appropriate for us, nor will we consider for our initial business combination any of the target businesses that were considered by Fortress International Group, Inc. prior to its initial business combination.

In addition, C. Thomas McMillen, our Chairman and Co-Chief Executive Officer, has held senior positions in other companies that have completed an offering similar to this offering. See “Management  —  Prior Involvement of Principals in Blank Check Companies” below for more information with respect to each such blank check company, initial public offering and business combination and Mr. McMillen’s roles with each such blank check company following its business combination.

Our Initial Business Combination

We will have twenty-four months from the consummation of this offering to consummate a business combination. If we are unable to consummate a business combination by such time, our corporate existence will cease (except for the purposes of winding up our affairs and liquidating) by operation of corporate law and our amended and restated certificate of incorporation. Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $3,200,000, or approximately $3,680,000 if the over-allotment option is exercised in full) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than majority voting control of the target business. This restriction will not preclude a reverse merger or similar transaction in which we acquire, or acquire control of, the target business. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account).

The target business or businesses that we acquire may collectively have a fair market value substantially in excess of 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account). In order to consummate our initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities and/or obtain financing from other sources. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so nor can we assure you that we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

We would consider entering into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders only after exploring transactions with respect to unaffiliated business targets, if our board of directors determines that a business combination with such affiliated entity would be in the best interests of our public stockholders and if we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. As of the date of this prospectus, there are no affiliated entities that we believe we would consider as a business combination target.

Private Placement

Secure America Acquisition Holdings, LLC, our principal initial stockholder and an entity controlled by Messrs. McNeill and Rockwell, has agreed to purchase, in a private placement that will occur immediately prior to this offering, 2,075,000 warrants, or founder warrants, at a purchase price of $1.00 per warrant. Each founder warrant purchased in the private placement entitles the holder to purchase one share of our common stock at a purchase price of $5.25 per share. In the absence of an active trading market for our securities, the $1.00 purchase price for the founder warrants was determined jointly by the underwriters and us after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The purchase price of these founder warrants will be added to the amount to be held in the trust account pending the completion of our initial business combination. The private placement will result in an aggregate of $2,075,000 in net proceeds to us.

If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the proceeds of $2,075,000 from the sale of the founder warrants will become part of the amount payable to our public stockholders upon our dissolution and the subsequent liquidation of the trust account and the founder warrants will expire worthless. Similarly, this purchase price will become part of any conversion amount paid to converting stockholders.

The founder warrants will be identical to the warrants offered in this offering, except that (i) the founder warrants are not subject to redemption so long as they are held by Secure America Acquisition Holdings, LLC or one of its existing members, (ii) the founder warrants may be exercised on a cashless basis while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the founder warrants, the holders of the founder warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the founder warrants are not transferable until they are released from escrow, as described below, which would only be after the consummation of a business combination. The founder warrants will be differentiated from warrants sold in this offering through legends contained on the certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such founder warrants as described in this prospectus.

Exercising warrants on a “cashless basis” means that, in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder forfeits a number of shares issuable upon exercise of the warrant with a market value equal to such aggregate exercise price.

Accordingly, we would not receive additional proceeds to the extent the founder warrants are exercised on a cashless basis. Warrants included in the units sold in the offering are not exercisable on a cashless basis and the exercise price with respect to these warrants will be paid directly to us.

The founder warrants will be placed in an escrow account at Continental Stock Transfer & Trust Company, acting as escrow agent, and will not be released from escrow until the later of (i) one year after the date of this prospectus and (ii) sixty days after the consummation of our initial business combination. In no event will the founder warrants be released from escrow prior to the consummation of our initial business combination. Prior to their release from escrow, the founder warrants may be transferred (i) to persons or entities controlling, controlled by, or under common control with Secure America Acquisition Holdings, LLC, or to any stockholder, member, partner or limited partner of such entity, or (ii) to family members and trusts of permitted assignees for estate planning purposes or, upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as Secure America Acquisition Holdings, LLC until after we complete our initial business combination.

The holders of the founder warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus to enable their resale commencing on the date such warrants become exercisable. The founder warrants are non-redeemable so long as they are held by Secure America Acquisition Holdings, LLC or one of its existing members in order to provide Secure America Acquisition Holdings, LLC and its members a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of our initial business combination.

With those exceptions, the founder warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the units in this offering.

The member transferees of the founder warrants are permitted to transfer such warrants in certain limited circumstances, such as transfers for estate planning purposes, by operation of law or upon death, and the transferees receiving such founder warrants will be subject to the same sale restrictions imposed on Secure America Acquisition Holdings, LLC and its members. If Secure America Acquisition Holdings, LLC or its existing members acquire warrants for their own account in the open market, any such warrants will be redeemable. If our other outstanding warrants are redeemed and the market price of a share of our common stock rises following such redemption, holders of the founder warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we do not know if the price of our common stock would increase following a warrant redemption. If our share price declines in periods subsequent to a warrant redemption and Secure America Acquisition Holdings, LLC or one of its existing members continue to hold the founder warrants, the value of those warrants still held by such persons may also decline.

Conflicts

The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Some of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers, directors or advisors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

Our officers and directors owe a pre-existing fiduciary obligation to the following entities (listed in order of priority of fiduciary obligation owed as to each such entity):

•	C. Thomas McMillen is affiliated with, and owes pre-existing fiduciary duties, to Fortress International Group, Inc., which is a holding company in the homeland security industry, as Vice Chairman,

Homeland Security Capital Corporation, which is a holding company in the homeland security industry, as President, Chief Executive Officer and Chairman and Washington Capital Advisors, LLC, which is a merchant bank specializing in middle market government contractors, as Founder, Chief Executive Officer, Chairman;
•	Harvey L. Weiss is affiliated with, and owes pre-existing fiduciary duties to, Fortress International Group, Inc. as Vice Chairman, Vision Technologies, Inc., which is a camera and image management provider to government and enterprise customers, as a director and Forterra Systems, Inc., which is a software development company, as a director;
•	Asa Hutchinson is affiliated with, and owes pre-existing fiduciary duties to, Hutchinson Group LLC, which is an employment consulting firm, as Chief Executive Officer, Fortress International Group, Inc. as a director and SAFLINK Corporation, which is a software development company, as a director;
•	Philip McNeill is affiliated with, and owes pre-existing fiduciary duties to, SPP Mezzanine Partners II, LLC, which is a management company of other investment management firms, as Managing Director and Chief Investment Officer and Homeland Security Capital Corporation as a director; and
•	S. Kent Rockwell is affiliated with, and owes pre-existing fiduciary duties to, Argon ST, Inc., which is a developer of communications, intelligence, surveillance, and reconnaissance hardware systems, as Vice Chairman and Vice President, Corporate Development and Rockwell Venture Capital, Inc., a venture capital firm, as Chairman and President.

Thus, Messrs. McMillen, Weiss, McNeill and Rockwell have a pre-existing fiduciary duty to each of these companies and may not present opportunities to us that otherwise may be attractive to us unless these entities have declined to accept such opportunities.

THE OFFERING

Securities offered:
10,000,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants:
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable. In no event will the representative of the underwriters allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the underwriters’ over-allotment option has either expired or been exercised. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an additional Current Report on Form 8-K including updated financial information to reflect the exercise of the over-allotment option. For more information, see “Description of Securities — Units.” Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website at http://www.sec.gov after the filing. The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.
Common stock:
Number of shares outstanding before this offering
2,500,000 shares
Number of shares to be outstanding after this offering
12,500,000 shares
Warrants:
Number outstanding before this offering and the private placement
0 warrants
Number to be outstanding after this offering and the private placement
12,075,000 warrants
Exercisability:
Each warrant is exercisable for one share of common stock.

Exercise price:
$5.25
Warrants included in the units issued in this offering are not exercisable on a cashless basis. In no event shall a warrant holder be entitled to receive a net cash settlement upon the exercise of warrants.
Exercise period:
The warrants will become exercisable on the later of:
• the completion of our initial business combination on the terms described in this prospectus; and
• October 23, 2008.
However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. All warrants will expire at 5:00 p.m., New York City time, on October 23, 2011, or earlier, upon redemption.
Redemption:
Once the warrants become exercisable, we may redeem the outstanding warrants (except for the founder warrants, which are not redeemable so long as they are held by Secure America Acquisition Holdings, LLC or one of its existing members) at any time:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

only if the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus is available throughout the 30-day notice of redemption period.
We have established the last condition above to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of our common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.
Private placement of founder warrants to our principal initial stockholder:
Secure America Acquisition Holdings, LLC, our principal initial stockholder and an entity controlled by Messrs. McNeill and Rockwell, each of whom is a member of our board of directors, has agreed to purchase, in a private placement that will occur immediately prior to this offering, 2,075,000 warrants, or founder warrants, at a purchase price of $1.00 per founder warrant, each exercisable for one share of our common stock at a price of $5.25. In the absence of an active trading market for our securities, the $1.00 purchase price for the founder warrants was determined jointly by the underwriters and us after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders.
The founder warrants will be identical to the warrants included in the units sold in this offering, except that (i) the founder warrants are not subject to redemption so long as they are held by Secure America Acquisition Holdings, LLC or one of its existing members, (ii) the founder warrants may be exercised on a cashless basis while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the founder warrants, the holders of the founder warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the founder warrants are not transferable until they are released from escrow, as described below, which would only be after the consummation of our initial business combination.
Exercising warrants on a “cashless basis” means that, in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder forfeits a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the founder warrants are exercised on a cashless basis. Warrants included in the units sold in the offering are not exercisable on a cashless basis and the exercise price with respect to these warrants will be paid directly to us.
Commencing on the date on which the applicable escrow period expires, Secure America Acquisition Holdings, LLC and its permitted transferees will be entitled to registration rights with respect to the founder warrants and the shares of common stock issuable upon exercise of the founder warrants pursuant to the terms of an agreement to be entered into on or before the date of this prospectus in connection with the private placement.
Subject to the limited exceptions described below, the founder warrants are not transferable or saleable until they are released from escrow. The founder warrants will not be released from escrow until the later of (i) one year after the date of this prospectus and (ii) sixty days after the consummation of our initial business combination. In no event will the founder warrants be released from escrow prior to the consummation of our initial business combination. Prior to their release from escrow, the founder warrants may be transferred (i) to persons or entities controlling, controlled by, or under common control with Secure America Acquisition Holdings, LLC, or to any stockholder, member, partner or limited partner of such entity, or (ii) to family members and trusts of permitted assignees for estate planning purposes or, upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as Secure America Acquisition Holdings, LLC until after we complete our initial business combination.With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.
Limited payments to insiders:
There will be no fees or other cash payments paid to our existing stockholders, officers and directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than:
• repayment of a $150,000 non-interest bearing loan made to us by Secure America Acquisition Holdings, LLC to cover our formation and offering expenses;

•

payment of up to $7,500 per month to Homeland Security Capital Corporation, a publicly held corporation in which Mr. McMillen, one of our Co-Chief Executive Officers, our Chairman and a member of our board of directors, holds a 36.4% interest, or its assignee, for office space and administrative services. We believe that, based on rents and fees for similar services in the Washington, D.C. metropolitan area, the fees charged by Homeland Security Capital Corporation are at least as favorable as we could have obtained from unaffiliated third parties; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which may include persons who seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.
Proposed American Stock Exchange symbols for our:
Units
HLD.U
Common stock
HLD
Warrants
HLD.W
Offering and private placement proceeds to be held in the trust account:
$79,200,000 of the proceeds of this offering and the private placement (or $90,840,000, if the over-allotment option is exercised in full), or approximately $7.92 per unit, will be placed in a trust account at SunTrust Bank maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include the $2,075,000 in net proceeds from the private placement and $3,200,000 in deferred underwriting discounts and commissions, or $3,680,000, if the underwriters’ over-allotment option is exercised in full. The underwriters have agreed that the deferred underwriting discounts and commissions will not be paid unless and until we consummate our initial business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions (subject to a $0.32 per share reduction for public stockholders who vote against our initial business combination and exercise their conversion rights, as described below) shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as set forth below, the amounts in the trust account will not be released until the earlier of the completion of our initial business combination or our liquidation. See “Use of Proceeds.” Therefore, unless and until our initial business combination is consummated, the amounts held in the trust account will not be available to pay any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect a business combination.
Notwithstanding the foregoing, there can be released to us from the trust account interest earned (net of taxes) on the funds in the trust account (i) up to an aggregate of $1,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements, (ii) $150,000 for the repayment of the loan made to us by Secure America Acquisition Holdings, LLC and (iii) any amounts we may need to pay our income tax obligations.

None of the warrants may be exercised until the later of October 23, 2008 and the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, after the consummation of our initial business combination, the proceeds from the exercise of the warrants will be paid directly to us and not placed in the trust account.
Condition to consummating our initial business combination:
Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such business combination.
Certificate of Incorporation:
Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of our initial business combination. Specifically, it provides that:
• prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•

we may consummate our initial business combination if: (i) it is approved by a majority of the shares of our common stock voted by the public stockholders, and (ii) public stockholders owning less than 30% of the shares of common stock purchased in this offering exercise their conversion rights;

•

if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account (net of taxes, $150,000 for the repayment of the loan made to us by Secure America Acquisition Holdings, LLC and up to an aggregate of $1,000,000 of interest earned released to us for our working capital requirements as described in this prospectus); and

•

we may not initially consummate any other merger, capital stock exchange, asset acquisition, stock purchase, or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that such combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such business combination. Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions without the affirmative vote of 95% of the shares issued in this offering.

However, because the validity of a 95% supermajority provision restricting amendment of the amended and restated certificate of incorporation under Delaware law has not been settled, a court could conclude that it violates the stockholders’ implicit rights to amend the amended and restated certificate of incorporation. However, we view the foregoing provisions as obligations to our stockholders and we will not take any actions to waive or amend any of these provisions.
Limited corporate existence:
Our amended and restated certificate of incorporation provides that we will continue in existence only until October 29, 2009. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to our stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of our outstanding shares of common stock.
Stockholders must approve business combination:
Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. They have also agreed that if they acquire shares of common stock in the offering or in the aftermarket, they will vote all such shares in favor of our initial business combination. None of our existing stockholders, directors or officers have any current intention to purchase units in this offering, the aftermarket or otherwise. However, they are not prohibited from making any such purchases. To the extent that such existing stockholders, directors or officers make purchases of our securities in the aftermarket, such purchases may have an impact on the market price of our common stock. In such case, investors should consider the potential impact of any such purchases on the market price for our common stock and should not place undue reliance on such price, but should instead consider the merits of the proposed business combination in deciding whether or not to vote in favor of such business combination. In addition, such purchases may be made from public stockholders that have indicated their intention to vote against the business combination and exercise their conversion rights. Accordingly, such purchases could result in a business combination being approved that may have otherwise not been approved by our public stockholders, but for the purchases made by our existing stockholders, directors or officers.
We will proceed with our initial business combination only if:
• a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination; and
• public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below.
Accordingly, it is our intention to structure and consummate a business combination in which public stockholders holding not more than 2,999,999 shares of our common stock exercise their conversion rights, in which case the business combination may still be consummated. Although a 20% threshold has been more typical in offerings of this type, we have increased the threshold to reduce the risk of a small group of shareholders exercising undue influence on the approval process. However, the 30% threshold does entail certain risks, including making it easier for us to obtain stockholder approval of an initial business combination and possibly impeding our ability to consummate the most desirable business combination or optimize our capital structure. See, “Risk Factors — Unlike most other blank check offerings, we allow public stockholders owning up to but less than 30% of our common stock to exercise their conversion rights. This higher threshold will make it easier for us to get a business combination approved over stockholder dissent, and you may not receive the full amount of your original investment upon exercise of your conversion rights” and “ — Unlike most other blank check offerings, we allow up to approximately 29.99% of our public shareholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.”
Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. Even if our public stockholders holding less than 30% of our shares of common stock exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds with a fair market value less than 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination. In such event, we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate.
Conversion rights for stockholders voting to reject a business combination:
Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination that is approved will be entitled to convert their stock into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata share, net of interest that may be released to us, as described above, to fund our working capital requirements and pay any of our income tax obligations, if the business combination is approved and consummated. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not be able to convert their shares of common stock, even shares acquired in this offering or the aftermarket, into a pro rata share of the trust account under any circumstances.
Stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, stockholders exercising their conversion rights will be sent instructions on how to tender their shares of common stock and when they should expect to receive the conversion amount. In order to ensure accuracy in determining whether the conversion threshold has been met, each stockholder exercising his, her or its conversion rights must continue to hold his, her or its shares of common stock until the consummation of the business combination. We will not charge converting stockholders any fees in connection with the tender of shares for conversion. If a stockholder votes against a business combination but fails to properly exercise his, her or its conversion rights, such stockholder will not have his, her or its shares of common stock converted and will therefore not receive his, her or its pro rata distribution of the trust account.
Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $7.92 per share. Since this amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.
Liquidation if no business combination:
As described above, if we have not consummated a business combination by October 29, 2009, our corporate existence will terminate by operation of law and we will promptly distribute only to our public stockholders (including our existing stockholders to the extent they have purchased shares in this offering or in the aftermarket) the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets. We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $7.92, plus interest then held in the trust account, for the following reasons:

•

Prior to liquidation, pursuant to Section 281(b) of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Since we will distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a) of the Delaware General Corporation Law, any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

•

While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Messrs. McMillen and Weiss, our Co-Chief Executive Officers and members of our board of directors, have agreed that they will be personally liable, on a joint and several basis, to ensure that the amounts in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, in the event that such target business, vendors or entities did not execute a valid and enforceable waiver. However, we have not requested that Messrs. McMillen and Weiss reserve for such indemnification obligations, and therefore, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur by no later than ten business days after the date our corporate existence ceases. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. In addition, Secure America Acquisition Holdings, LLC and our officers, directors and special advisors have agreed to waive any claim against us and the trust account, other than with respect to any shares of our common stock acquired by it or them in this offering or in the open market following the consummation of this offering. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. McMillen and Weiss have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek or accept repayment for such expenses.
Escrow of existing stockholders’ initial shares and founder warrants:
On the date of this prospectus, our existing stockholders, including all of our officers, directors and special advisors,

will place the shares of common stock they own before the completion of this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. These initial shares will not be transferable during the applicable escrow period (as defined below), except that such initial shares may be transferred (i) to persons or entities controlling, controlled by, or under common control with such person or entity, or to any stockholder, member, partner or limited partner of such person or entity, or (ii) to family members and trusts of permitted assignees for estate planning purposes, or upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferee will be subject to the same transfer restrictions as our existing stockholders until after we complete our initial business combination. Any shares held by these transferees would remain subject to the stock escrow agreement. The shares will not be released from escrow until one year following our initial business combination or earlier if, following a business combination, we consummate a transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Additionally, on the date of this prospectus, Secure America Acquisition Holdings, LLC will place the founder warrants into a separate escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The founder warrants will not be transferable during the escrow period and will not be released from escrow until after the completion of our initial business combination, except that such founder warrants may be transferred (i) to persons or entities controlling, controlled by, or under common control with Secure America Acquisition Holdings, LLC, or to any stockholder, member, partner or limited partner of such entity, or (ii) to family members and trusts of permitted assignees for estate planning purposes or, upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as Secure America Acquisition Holdings, LLC until after we complete our initial business combination. Any founder warrants held by these transferees would remain subject to the warrant escrow agreement.
While the initial shares of common stock and founder warrants held by Secure America Acquisition Holdings, LLC will be placed into escrow, we have been advised that the membership interests in Secure America Acquisition Holdings, LLC will not be placed into escrow. However, the operating agreement of Secure America Acquisition Holdings, LLC provides that no membership interests may be transferred until after the consummation of a business combination other than transfers (a) to other existing members of Secure America Acquisition Holdings, LLC or (b) to family members and trusts of members for estate planning purposes or, upon the death of a member, to such member’s estate or beneficiaries. In addition, Secure America Holdings, LLC, the member entity that controls Secure America Acquisition Holdings, LLC, and its members have agreed with us that the membership interests of Secure America Holdings, LLC shall be subject to substantially similar transfer restrictions as the membership interests of Secure America Acquisition Holdings, LLC until after the consummation of our initial business combination. Secure America Acquisition Holdings, LLC and Secure America Holdings, LLC have agreed with us not to alter or amend these provisions relating to transfer restrictions until after the consummation of our initial business combination.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 23 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 11, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)(2)	$(25,000)	$75,872,500
Total assets	$172,500	$79,222,500
Total liabilities(3)	$150,000	$3,350,000
Value of common stock which may be converted for cash(4)	$—	$22,799,992
Stockholders’ equity	$22,500	$53,072,508

(1)	The “as adjusted” information gives effect to the sale of the units in this offering and the founder warrants being sold in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.
(2)	The working capital deficiency excludes $47,500 of costs related to this offering that were paid prior to June 11, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” column.
(3)	The “as adjusted” liabilities consist of the underwriters’ deferred discounts and commissions, and the note payable to an existing stockholder.
(4)	If we consummate a business combination, public stockholders who voted against the business combination will be entitled to convert their stock for cash in the approximate amount of $7.92 per share (or $23,759,992 in the aggregate), which amount represents approximately $7.60 per share (or $22,799,992 in the aggregate) representing the net proceeds of the offering and $0.32 per share (or $960,000 in the aggregate) representing the portion of the $3,200,000 underwriters' deferred discounts and commissions, which the underwriters have agreed to deposit into the trust account and which the underwriters would forfeit, on a pro rata basis, to pay converting stockholders. These amounts do not take into account interest earned on, and retained in, the trust account.

The total assets (as adjusted) amount includes the $79,200,000 held in the trust account, which will be distributed on completion of our initial business combination (i) to any public stockholders who exercise their conversion rights, (ii) to the underwriters in the amount of $3,200,000 (or $3,680,000, if the underwriters’ over-allotment option is exercised in full), in each case, less $0.32 for each share of our common stock that our public stockholders elect to convert in connection with our initial business combination, in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will liquidate the trust account and the amounts held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of (i) up to $1,000,000 that may be released to us to fund our expenses and other working capital requirements, (ii) $150,000 for repayment of the loan made to us by Secure America Acquisition Holdings, LLC and (iii) any amounts released to us to pay our income tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to but less than 30% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 2,999,999 of the 10,000,000 shares included in the units sold in this offering at an initial per share conversion price of approximately $7.92 (for a total of approximately $23,759,992) which amount represents approximately $7.60 per share (or approximately $22,799,992 in the aggregate) representing the net proceeds of the offering and $0.32 per share (or $960,000 in the aggregate) representing the portion of the deferred underwriting discounts and commissions which the underwriters have agreed to deposit into the trust account and to forfeit to pay converting stockholders, without taking into account interest earned on the trust account or any claims that may be brought by creditors. The actual per share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,
•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated With Our Business

We are a recently formed development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire, or acquire control of, an operating business in the homeland security industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to complete a business combination within the required time frame, in which case our corporate existence will terminate and we will be forced to liquidate.

We must complete a business combination with a business or businesses whose fair market value is at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of the business combination within 24 months after the consummation of this offering. If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to consummate a business combination for any number of reasons. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of a business combination. Furthermore, we will be unable to consummate a business combination if holders of 30% or more of the shares sold in this offering vote against the transaction and elect to convert their stock into a pro rata share of the trust account even if a majority of our shareholders approve the transaction. If we fail to complete a specific business combination after expending substantial management time and attention and substantial costs for accountants, attorneys, and other advisors, such costs likely would not be recoverable, which could materially adversely affect subsequent attempts to locate and acquire another target business within the required time frame. We do not have any specific business combination under consideration and neither we nor any representative acting on our behalf has had any contacts with any target businesses regarding a business combination nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per share liquidation may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section entitled “Proposed Business — Effecting a Business Combination — Liquidation if No Business Combination” on page 62.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full 24-month time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to Offerings of Blank Check Companies” on page 65.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon consummation of this offering, $79,200,000 (or a greater amount up to $90,840,000, depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from this offering and the private placement and the deferred underwriting discount will be placed into the trust account, which funds may not be disbursed from the trust account except in connection with our initial business combination or upon our liquidation;
•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;
•	we may not consummate our initial business combination unless (i) it is approved by a majority of the shares of our common stock voted by our public stockholders and (ii) public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights;
•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and who exercised their conversion rights will receive their pro rata share of the trust account (net of income taxes payable, $150,000 for the repayment of the loan made to us by Secure America Acquisition Holdings, LLC and up to an aggregate of $1,000,000 released to us to fund expenses relating to investigating and selecting a target business and our other working capital requirements); and
•	we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business whose fair market value is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such business combination.

Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions without the affirmative vote of 95% of the shares issued in this offering. However, because the validity of a 95% supermajority provision restricting amendment of the amended and restated certificate of incorporation under Delaware law has not been settled, a court could conclude that it violates the stockholders’ implicit rights to amend the amended and restated certificate of incorporation. In that case, some or all of the above provisions could be amended without supermajority consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any actions to waive or amend any of these provisions.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, we have identified approximately 122 blank check companies that have gone public since August 2003. Of these companies, only 34 have completed a business combination (one of which was in the homeland security industry), while six have liquidated or will be liquidating, none of which are in the homeland security industry. The remaining approximately 82 blank check companies have more than $9.3 billion in trust and are seeking to complete business combinations, of which two companies, with approximately $118.4 million in trust combined, are seeking to complete business combinations specifically in the homeland security or defense industry. Of these companies, only 29 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations, none of which are in the homeland security industry. In addition, there are 48 blank check companies with nearly $7.0 billion in trust combined that have filed registration statements and will be seeking to complete business combinations, including one in the homeland security industry. Furthermore, the fact that only 34 of such companies have completed business combinations and only 29 other of such companies have entered into definitive agreements or letters of intent for business combinations, and six have liquidated or will be liquidating, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, our purpose will be limited to dissolving, liquidating and winding up.

If third parties bring claims against us, the amount held in the trust account could be reduced and the per share liquidation price received by stockholders will be less than $7.92 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the amount held in the trust account could be subject to claims which could take priority over the claims of our public stockholders and the per share liquidation price could be less than $7.92, plus interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, Messrs. McMillen and Weiss, our Co-Chief Executive Officers and members of our board of directors, have agreed that they will be personally liable, on a joint and several basis, to ensure that the amounts in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, to the extent that such target businesses, vendors or entities did not execute a valid and enforceable waiver. However, we have not requested that either of Messrs. McMillen or Weiss reserve for these indemnification obligations, and we therefore cannot assure you that they will be able to satisfy those obligations if required to do so or that the amounts in the trust account will not be reduced by such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the amounts held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our public stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.92 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until October 29, 2009. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty four month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to such third parties by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the amounts held in the trust account to our public stockholders promptly after October 29, 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable currently to ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a Business Combination — We Have Not Identified a Target Business” on page 56.

If the interest earned on the funds held in the trust account that may be released to us is insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the interest earned on the funds held in the trust account that may be available to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to engage consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to prevent a target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we may not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to repay the loan to our principal initial stockholder, to pay our income tax obligations and to complete our initial business combination.

None of the proceeds of this offering will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the amounts held in the trust account to provide us with the working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to repay the loan to our principal initial stockholder, and to pay any income tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our existing stockholders to operate or may be forced to liquidate. Our existing stockholders are under no obligation to advance funds in such circumstances.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation, which we will file immediately prior to the effectiveness of this offering, authorizes the issuance of up to 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 25,425,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a valid and enforceable waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

The value of your investment in us may decline if any of these events occurs.

For a more complete discussion of the possible structure of a business combination, see the sections below entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Effecting a Business Combination — Selection of a Target Business and Structuring of a Business Combination.”

Our existing stockholders, including certain of our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of this offering and the private placement, our existing stockholders (including all of our officers and directors) will collectively own approximately 20% of our issued and outstanding shares of common stock. In addition, our principal initial stockholder has also agreed to purchase an aggregate of $2,075,000 of founder warrants directly from us immediately prior to the closing of this offering at a price per warrant of $1.00. The purchase of founder warrants, together with any other acquisitions of our shares (or warrants which are subsequently exercised), could permit our existing stockholders to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. None of our existing stockholders, directors, officers or special advisors have any current intention to purchase units in this offering, the aftermarket or otherwise. However, they are not prohibited from making any such purchases. If they do so, our existing stockholders, including our directors, officers and special advisors, will have a greater influence on the outcome of matters requiring stockholder approval, such as a business combination. Our existing stockholders, directors and officers have not established any specific criteria that would trigger purchases of our securities in the aftermarket or in private transactions, but they would most likely consider a variety of factors, including whether they believed that such securities were undervalued and represented a good investment. Any such purchases would be made in compliance with all applicable securities laws and our insider trading policy.

In addition, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Since our existing stockholders, including our directors and officers, will lose their entire investment in us if a business combination is not consummated, our existing stockholders, directors or officers may purchase shares of our common stock from stockholders who would otherwise choose to vote against a proposed business combination or exercise their conversion rights in connection with such business combination.

Each of our existing stockholders owns shares of our common stock (which were purchased for an aggregate of $25,000) which will be worthless if we do not consummate a business combination. In addition, certain of our existing stockholders purchased founder warrants exercisable for our common stock (for an aggregate of $2,075,000), which will also be worthless if we do not consummate a business combination. Given the interest that our existing stockholders, directors and officers have in a business combination being consummated, it is possible that our existing stockholders, directors or officers will acquire securities from public stockholders that have indicated their intention to vote against the business combination and exercise their conversion rights in order to change their vote and insure that the business combination will be approved. Accordingly, such purchases could result in a business combination being approved that may have otherwise not been approved by our public stockholders, but for the purchases made by our existing stockholders, directors or officers.

Our ability to effect a business combination successfully and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also likely that our current officers and directors will resign upon the consummation of a business combination.

Our ability to effect a business combination successfully will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect our Co-Chief Executive Officers to remain associated with us following a business combination in senior management or advisory positions, such as a member of the board of directors or a consultant, it is unlikely that the rest of our current management will be able to remain with the combined company after the consummation of a business combination. Thus, we will likely employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because all of our officers and directors currently, directly or indirectly, own shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors, either directly or indirectly, own shares of our common stock. None of these persons will have the right to receive distributions from the funds held in the trust account with respect to shares of our common stock acquired by them prior to the completion of this offering upon our dissolution and liquidation in the event we fail to complete a business combination, and they would lose their entire investment in us were this to occur. Therefore, the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. This may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest of which you should be aware, see the section entitled “Management —  Conflicts of Interest,” beginning on page 75. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors and their affiliates currently are, and may in the future become, affiliated with entities engaged in business activities related to the homeland security industry, including activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

All of our officers and directors and their affiliates currently are, and may in the future become, affiliated with entities that are engaged in business activities similar to those intended to be conducted by us. Due to these existing affiliations, they and our other directors have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which entities are listed in the section below entitled, “Management  —  Conflicts of Interest.” These pre-existing fiduciary obligations could cause additional conflicts of interest for our officers and directors when determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the section below entitled, “Management  —  Conflicts of Interest.” We cannot assure you that any of these conflicts will be resolved in our favor.

Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the public stockholders’ best interest.

If management were to negotiate to be retained by the company post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment or consulting agreements as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. After the consummation of a business combination, our existing stockholders, officers, directors and special advisors may remain associated in some capacity with the acquired business if they are able to negotiate mutually agreeable employment or consulting agreements as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. In no event, however, would any of our existing stockholders, officers, directors or special advisors receive a finder’s fee from any party to a business combination. Negotiations with respect to an employment or consulting agreement would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation for services they would render to the combined company after the consummation of a business combination. We do not have a policy that prohibits such persons from pursuing or negotiating such agreements in connection with a business combination. The financial interest of our officers and directors, including any compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Secure America Acquisition Holdings, LLC currently owns shares of our common stock which will not participate in liquidation distributions and, due to the fact that all of our current officers and certain of our directors are affiliated with Secure America Acquisition Holdings, LLC, a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Secure America Acquisition Holdings, LLC owns 2,360,000 shares of our common stock that were issued prior to this offering and has waived its right to receive distributions with respect to all of such shares upon our liquidation if we are unable to consummate a business combination. The shares acquired prior to this offering by our existing stockholders will be worthless if we do not consummate a business combination. All of our current officers and certain of our directors are affiliated with Secure America Acquisition Holdings, LLC and, therefore, the personal and financial interests of our officers and certain of our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ discretion, and the discretion of certain of our directors, in identifying and selecting a suitable target acquisition, may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and, as a result of such conflicts, management may choose a target acquisition that is not in the best interests of our stockholders. We cannot assure you that any such conflict will be resolved in our favor.

It is probable that we will only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with approximately $76,000,000 which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions held in the trust account) at the time of such acquisition. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

We may not be able to acquire, or acquire control of, more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required threshold of fair market value of 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account). Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, we have not yet identified any prospective target business and we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds outside of the trust account in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity firms and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;
•	our obligation to convert the shares of common stock into cash in certain instances may materially reduce the resources available for a business combination; and
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need stockholder approval. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to liquidate.

A significant portion of our working capital could be expended in pursuing business combinations that are not consummated.

We expect that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 30% or more of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Unlike most other blank check offerings, we allow public stockholders owning up to but less than 30% of our shares of common stock to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder (other than our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Unlike most other blank check offerings which have a 20% threshold, we allow public stockholders owning up to but less than 30% of our shares of common stock to exercise their conversion rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Unlike most other blank check offerings, we allow public stockholders owning up to but less than 30% of our shares of common stock to exercise their conversion rights. This higher threshold will make it easier for us to get a business combination approved over stockholder dissent, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (other than our existing stockholders and our officers and directors) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning up to but less than 30% of the shares of common stock included in the units sold in this offering vote against the business combination and exercise their conversion rights. Because we permit a larger number of stockholders to exercise their conversion rights, it will reduce the requirement to consummate an initial business combination with a target business which you may vote against, making it easier for us to get a business combination approved over stockholder dissent, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

If we acquire a target business with operations outside of the United States, economic, political, social and other factors of the country where the target business operates may adversely affect our ability to achieve our business objectives.

If we seek to acquire a target business that operates in a foreign country, our ability to achieve our business objective may be adversely affected by economic, political, social and religious factors of the country where the target business operates. The economy of such country may differ favorably or unfavorably from the U.S. economy in such respects as, for example, the level of economic development, the amount of governmental involvement, the growth rate of its gross domestic product, the allocation of resources, the control of foreign exchange, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. These differences may adversely affect our ability to acquire one or more businesses with operations outside the United States. Additionally, differences or changes in the country’s laws or regulations or political conditions may also impact our ability to acquire a foreign target business.

One or more countries where the target business operates may have corporate disclosure, governance and regulatory requirements that are different from those in the United States, which may make it more difficult or complex to consummate a business combination.

Companies in other countries are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a company located outside the United States may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. There may be substantially less publicly available information about companies located outside the United States than there is about United States companies. Moreover, companies in other countries may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for companies located outside the United States may differ from those that may apply in the United States, which may make the consummation of a business combination with such companies located outside of the United States more difficult. We therefore may have more difficulty in achieving our business objective.

Foreign currency fluctuations could adversely affect our business and financial results.

If we acquire a target business which does business and generates sales in one or more countries outside the United States, foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The exchange rates between non-U.S. dollar currencies in those countries where we may have operations and the U.S. dollar could increase our costs and could harm our results of operations and financial condition.

Exchange controls that exist in certain countries may limit our ability to utilize our cash flow effectively following a business combination.

If we effect a business combination with a target business that operates in one or more countries outside of the United States, we may become subject to rules and regulations on currency conversion that are in effect in certain countries. Such rules and regulations may impose restrictions on conversion of local currency into foreign currencies with respect to entities with foreign equity holdings in excess of a certain level. Such restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the countries where the target business operates.

Because any target business with which we attempt to complete a business combination may be required to provide our stockholders with financial statements prepared in accordance with, or which can be reconciled to, United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties against our directors and officers under federal securities laws.

Risks Associated with the Homeland Security Industry

We may acquire, or acquire control of, a company that contracts directly with the government on homeland security projects, or we may acquire, or acquire control of, a company that acts as a subcontractor, supplier or partner with another party or parties that contract with the government. In either case, the risk factors below may directly or indirectly impact us.

The loss or impairment of our relationship with governments and their agencies could adversely affect our business.

Our target company may derive a substantial portion of revenue from work performed under government contracts, either directly or as a subcontractor, partner or supplier to a party working under such a contract. If our target company or other company with which we had any such relationship were suspended or prohibited from contracting with the federal or state governments, or with a significant agency of the government, or if any of these agencies ceased doing business with them or significantly decreased the amount of business it does with them, our target company’s business, prospects, financial condition and operating results could be significantly impaired.

Changes in spending priorities may cause a reduction in the demand or profitability of the products or services we may ultimately produce or offer.

Government expenditures and expenditures by companies in the private sector on homeland security tend to fluctuate based on a variety of political, economic and threat factors. While spending authorization for homeland security by the government and private sector has increased in recent years, future levels of expenditures and authorizations for these programs may decrease, remain constant or shift to programs in areas where our target business does not currently provide products or services. A significant decline in government or private sector expenditures, or a shift of expenditures away from programs our target company supports, could adversely affect our target company’s business, prospects, financial condition or operating results.

Federal government contracts often contain provisions that are unfavorable, which could adversely affect our target company’s business.

Federal government contracts contain provisions and are subject to laws and regulations that give the government rights and remedies not typically found in commercial contracts, including those allowing the government to:

•	terminate existing contracts for convenience, as well as for default;
•	reduce or modify contracts or subcontracts;
•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;
•	decline to exercise an option to renew a multi-year contract;
•	claim rights in products and systems produced by the company;
•	suspend or debar the company from doing business with the federal government or with a governmental agency; and
•	control or prohibit the export of products.

If the government terminates a contract for convenience, our target company may recover only its incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, our target company may not recover even those amounts, and instead may be liable for excess costs incurred by the government in procuring undelivered items and services from another source. As is common with government contractors, some of our target company’s contracts may experience performance issues in the future. Our target company may in the future receive “show cause” or cure notices under contracts that, if not addressed to the government’s satisfaction, could give the government the right to terminate those contracts for default or to cease procuring services under those contracts in the future. Even if we are not directly the party to a government contract, as in the case of a subcontract relationship, the impact of the above on the prime contractor would likely impact us directly.

We will likely have to comply with complex procurement laws and regulations which may impose added costs on our target company’s business.

Our target company will likely have to comply with and will be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how they do business with their customers and may impose added costs on their business. For example, our target company or parties with which it does business will likely be subject to the Federal Acquisition Regulations and all supplements (including those issued by the Department of Homeland Security), which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. If a government review or investigation uncovers improper or illegal activities, our target company may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies, which could materially adversely affect our target company’s business, prospects, financial condition or operating results. In addition, our target company or parties with which it does business will likely be subject to industrial security regulations of the Department of Defense and other federal agencies that are designed to safeguard against foreigners access to classified information. We may also be liable for systems and services failure and security breaks with respect to the solutions, services, products, or other applications we sell to the government. If we were to come under foreign ownership, control or influence, our federal government customers could terminate or decide not to renew their contracts, and this could impair our ability to obtain new contracts. The government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair our target company’s ability to obtain new contracts.

Government contracts are usually awarded through a competitive bidding process which entails risks not present in other circumstances.

A meaningful amount of the business that our target company may expect to seek directly or through parties with which it does business in the foreseeable future will likely be awarded through competitive bidding. Competitive bidding presents a number of risks, including the:

•	need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns;
•	substantial cost and managerial time and effort that our target company may spend to prepare bids and proposals for contracts that may not be awarded to our target company;
•	need to accurately estimate the resources and cost structure that will be required to service any contract our target company is awarded; and
•	expense and delay that may arise if our target company’s or its partners’ competitors protest or challenge contract awards made to our target company or partners pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in termination, reduction or modification of the awarded contract.

Our target company may not be provided the opportunity in the near term to bid on contracts that are held by other companies and are scheduled to expire if the government determines to extend the existing contracts. If our target company is unable to win particular contracts that are awarded through the competitive bidding process, they may not be able to operate in the market for services that are provided under those contracts for a number of years. If our target company is unable to consistently win new contract awards over any extended period, their business and prospects could be adversely affected.

Federal government customers spend their procurement budgets through multiple award contracts, and our failure to compete for post-award orders under these contracts could adversely affect our target company’s business.

Budgetary pressures and reforms in the procurement process may force our target company’s potential federal government customers to increasingly purchase goods and services through indefinite delivery, indefinite quantity, or IDIQ, contracts, General Services Administration, or GSA, schedule contracts and other similar multiple-award and/or government-wide acquisition contract vehicles. These contract vehicles do not guarantee work and may result in increased competition and pricing pressure causing our target company to make sustained post-award efforts to realize revenues under the relevant contract. Our target company may not be able to sell its services successfully or otherwise increase its revenues under these contract vehicles. Our target company’s failure to compete effectively in this procurement environment could have a material adverse effect on our target company’s business, prospects, financial condition and results of operations.

Our contracts with the federal government and its agencies will be subject to audits and cost adjustments.

The federal government audits and reviews performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. Like most government contractors, our target company’s contract costs will be audited and reviewed on a continual basis. In addition, non-audit reviews by the government may be conducted on all of its government contracts. An audit of work performed by our target company could result in a substantial adjustment to our revenues because any costs found to be improperly allocated to a specific contract will not be reimbursed, and revenues our target company may have already recognized may need to be refunded. If a government audit uncovers improper or illegal activities, our target company may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. In addition, our target company could suffer serious harm to its reputation if allegations of impropriety were made.

Our target company may face inherent product liability or other liability risks which could result in a large claim against us.

Our target company may face the inherent risk of exposure to product liability and other liability claims resulting from the use of its products, especially to the extent such products will be depended upon in emergency, rescue and public safety situations that may involve physical harm or even death to individuals, as well as potential loss or damage to property. Despite quality control systems and inspection, there remains an ever-present risk of an accident resulting from a faulty manufacture or maintenance of products, or an act of an agent outside the control of the companies or their suppliers. A product liability claim, or other legal claims based on theories including personal injury or wrongful death, made against our target company could adversely affect its operations and financial condition. Although there may be insurance to cover the product liability claims, there is no assurance that the amount of coverage will be sufficient. Furthermore, we cannot assure you that our target company, if engaged in the sale of so-called “anti-terrorism technologies,” could avail itself of the liability protections intended to be afforded by the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002, or the SAFETY Act.

Risks Associated With This Offering

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem our outstanding warrants (except for the founder warrants, which are non-redeemable so long as they are held by Secure America Acquisition Holdings, LLC or one of its existing members) at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, because we will not know how many stockholders may exercise such conversion rights, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business;
•	our capital structure;
•	an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions; and
•	general conditions of the securities markets at the time of the offering.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is management’s estimate of the amount needed to fund our operations for the next 24 months, as we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing, or dissolve and liquidate.

Our existing stockholders paid an aggregate of $25,000, or $0.01 share, for their founder shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in such offering. The fact that our existing stockholders acquired their initial shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other investors in this offering will incur an immediate and substantial dilution of approximately 30.1%, or $2.41 per share (the difference between the pro forma net tangible book value per share of $5.59, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 10,000,000 shares of common stock. We will also issue founder warrants to purchase up to 2,075,000 shares of our common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. In addition, other target businesses may not like the “cashless exercise” feature of our founder warrants, which may lead to additional dilution without receipt of any additional cash. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares issuable upon exercise of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before one year after the consummation of our initial business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 2,500,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

The holder of the founder warrants purchased in the private placement may exercise such warrants even if holders of the warrants purchased in this offering may not be able to exercise their warrants.

Because the founder warrants we will sell to Secure America Acquisition Holdings, LLC in the private placement will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holder of such warrants will be able to exercise its warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. The holders of the warrants purchased in this offering will not be able to exercise them unless we have an effective registration statement and a current prospectus covering the shares issuable upon their exercise. As a result, the exercise of the founder warrants issued in the private placement would have a dilutive effect on the warrants purchased in this offering and could cause the price of our common stock to drop below the exercise price of the warrants and cause the trading price of the warrants to decline or render the warrants worthless.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. Notwithstanding the foregoing, the founder warrants may be exercisable for unregistered shares of common stock even if no registration statement relating to the common stock issuable upon exercise of the warrants is effective and current.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

The American Stock Exchange may delist our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;
•	a limited amount of news and analyst coverage for our company;
•	reduced liquidity with respect to our securities; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses. We will invest the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the Investment Company Act until we use them to complete a business combination. By limiting the investment of the funds to these instruments, we believe that we will not be considered an investment company under the Investment

Company Act. This offering is not intended for persons who are seeking a return on investments in these types of instruments. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the amounts held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the Investment Company Act.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities;

each of which may make it difficult for us to consummate a business combination. We would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements and the costs of meeting these requirements would reduce the funds we have available outside the trust account to consummate a business combination.

We may not obtain an opinion from an independent investment banking firm as to the fair market value of the target business or that the price we are paying for the business is fair to our stockholders and in the event we do obtain such an opinion, our stockholders may not be entitled to rely on such opinion.

We are not required to obtain an opinion from an independent investment banking firm that either the target business we select has a fair market value of at least 80% of our net assets held in trust (excluding the deferred underwriting discounts and commissions held in the trust account) at the time of such business combination or that the price we are paying is fair to stockholders unless (i) our board is not able to independently determine that a target business has a sufficient market value or (ii) the target business is affiliated with one or more of our existing stockholders, directors or officers. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders, in addition to the board of directors, will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

In seeking a fairness opinion, we may not use an investment banking firm that is a member of the Financial Industry Regulatory Authority; accordingly, you may not be able to find readily the background of such firm and a fairness opinion issued by such a firm may not be accorded as much weight as it would if prepared by a firm regulated by FINRA.

We may seek a fairness opinion from an investment banking firm that is not regulated by the Financial Industry Regulatory Authority. An investor may not be able readily to find information regarding such firm, which firm would also lack the oversight that FINRA provides its member firms. Moreover, such a non-FINRA firm may not have the same reputation as those investment banking firms that are regulated by FINRA. Accordingly, you may not be familiar with or be able to obtain background information on such firm, and any fairness opinion prepared by such a firm may not be accorded the weight that an opinion prepared by a FINRA-regulated entity might have.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a business combination with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;
•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination;
•	potential inability to obtain additional financing to complete a business combination;
•	limited pool of prospective target businesses;
•	securities’ ownership being concentrated;
•	potential change in control if we acquire one or more target businesses for stock;
•	risks associated with operating in the homeland security industry;
•	public securities’ limited liquidity and trading, as well as the current lack of a trading market in our securities; and
•	use of proceeds not held in the trust account and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering gross proceeds	$80,000,000	$92,000,000
Private placement gross proceeds	2,075,000	2,075,000
Total gross proceeds	82,075,000	94,075,000
Offering and private placement expenses(1)
Underwriting discount (7.0% of offering gross proceeds, 3.0% of which is payable at closing and 4.0% of which is payable upon consummation of a business combination)(2)	5,600,000	6,440,000
Legal fees and expenses	300,000	300,000
Miscellaneous expenses	118,457	118,457
Printing and engraving expenses	65,000	65,000
Accounting fees and expenses	50,000	50,000
American Stock Exchange filing and listing fee	70,000	70,000
SEC registration fee	4,943	4,943
FINRA registration fee	16,600	16,600
Total offering and private placement expenses	6,225,000	7,065,000
Net proceeds after offering and private placement expenses	75,850,000	87,010,000
Net proceeds held in trust
Deferred underwriting discounts and commissions held in trust	3,200,000	3,680,000
Loans from existing stockholders placed in trust	150,000	150,000
Total held in trust	79,200,000	90,840,000
Percentage of gross proceeds of this offering held in trust	99.0%	98.7%
Net proceeds not held in trust	0	0
Use of amounts available from interest income earned on the trust account(3)
Legal, accounting and other third party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement		$400,000
Payment to Homeland Security Capital Corporation for office space and administrative and support services ($7,500 per month for up to two years)		180,000
Repayment of loan made to us by Secure America Acquistion Holdings, LLC		150,000
Due diligence of prospective target businesses by our officers, directors and existing stockholders		100,000
Legal and accounting fees relating to SEC reporting obligations		150,000
Working capital to cover miscellaneous expenses(4)		170,000
Total		1,150,000

(1)	Approximately $124,352 of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and accounting fees, have been or will be paid from the funds we received from our existing stockholders described below. These funds will be repaid out of the interest income earned on the trust account.

(2)	No discounts or commissions will be paid with respect to the purchase of the founder warrants. $3,200,000, or $3,680,000 if the over-allotment option is exercised in full (in each case, less $0.32 for each share of our common stock that our public stockholders elect to convert in connection with the consummation of our initial business combination), of the underwriting discounts and commissions will be deposited in the trust account following the consummation of the offering and is payable to the underwriters only if and when we consummate a business combination. In the event that a business combination is not consummated within the required time period, that amount will be included in the liquidating distribution to our public stockholders on a pro rata basis.
(3)	None of the proceeds from this offering will be held outside of the trust account; $1,000,000 of interest income earned (net of taxes) on the amounts held in the trust account will be available to us to pay for our working capital requirements. In addition, $150,000 of interest income earned (net of taxes) on the amounts held in the trust account will be available to us to repay the loan made to us by Secure America Acquisition Holdings, LLC. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(4)	The miscellaneous fees and expenses may include, without limitation, finders’ fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination), D&O insurance, trustee’s fees in the amount of a $1,000 initial acceptance fee and $3,000 in annual fees, and dissolution obligations and reserves, if any.

We intend to use the proceeds from the sale of the units to acquire, or acquire control of, one or more domestic or international operating businesses in the homeland security industry, but not businesses that design, build or maintain mission-critical facilities.

Of the proceeds from this offering and the private placement, $79,200,000, or $90,840,000, if the underwriters’ over-allotment option is exercised in full, of which $3,200,000 (or $3,680,000, if the underwriters’ over-allotment option is exercised in full) is attributable to the deferred underwriters’ discounts and commissions, will be placed in a trust account at SunTrust Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The funds held in the trust account will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, in order to comply with certain exemptions under the Investment Company Act. Except with respect to interest income (net of taxes) that may be released to us of (i) up to $1,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements, (ii) $150,000 for the repayment of the loan made to us by Secure America Acquisition Holdings, LLC and (iii) any additional amounts we may need to pay our income tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The amounts held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

We have agreed to pay Homeland Security Capital Corporation a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. This arrangement was agreed to by Homeland Security Capital Corporation, an affiliate of Mr. McMillen, for our benefit and is not intended to provide Mr. McMillen compensation in lieu of a salary. We believe that, based on rents and fees for similar services in the Washington, D.C. metropolitan area, the fee charged by Homeland Security Capital Corporation is at least as favorable as we could have obtained from an unaffiliated third party. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our officers, directors, existing stockholders or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the form of such transaction). However, these persons will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

None of the proceeds from this offering will initially be available to us out of the trust account. Interest earned (net of taxes) on the funds held in the trust account, up to $1,000,000 may be released to us to fund our working capital requirements. These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred. We will also be entitled to have interest earned (net of taxes) on the funds held in the trust account released to us to pay any income tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. In addition, $150,000 of interest income earned (net of taxes) on the amounts held in the trust account may be released to us to repay the loan made to us by Secure America Acquisition Holdings, LLC. We could use a portion of the funds released to us from the trust account to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the interest earned on the funds held in the trust account available to us, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire, or acquire control of, a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the amounts held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. McMillen and Weiss have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek or accept repayment of such expenses.

As of the date of this prospectus, Secure America Acquisition Holdings, LLC has advanced to us $150,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, the FINRA registration fee, American Stock Exchange application fee and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of June 4, 2008 or the consummation of a business combination. The loan will be repaid out of the interest income earned (net of taxes) on the amounts held in the trust account.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act so that we are not deemed to be an investment company under the Investment Company Act.

We believe that, upon consummation of this offering, we will have sufficient available funds from the amounts that may be released to us from the trust account to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable, which taxes, if any, shall be paid from the trust account) only in the event of our dissolution and liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares to cash by exercising conversion rights in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the portion of the amounts held in the trust account attributable to the deferred underwriters’ discounts and commissions held in the trust account (subject to a $0.32 per share reduction for public stockholders who vote against our initial business combination and exercise their conversion rights).

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then existing board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at June 11, 2007, and as adjusted to give effect to the sale of our units in this offering and the founder warrants in the private placement and the application of the estimated net proceeds derived from the sale of our units in this offering and the founder warrants in the private placement:

	June 11, 2007
	Actual	As Adjusted
Note payable to existing stockholder	$150,000	$150,000
Deferred underwriters’ discounts and commissions	$—	$3,200,000
Total debt	$150,000	$3,350,000
Common stock, $0.0001 par value, 0 and 2,999,999 shares which are subject to possible conversion, shares at conversion value(1)	—	$22,799,992
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 20,000,000 shares authorized actual, 50,000,000 shares as adjusted; 2,500,000 shares issued and outstanding; 9,500,001 shares issued and outstanding (excluding 2,999,999 shares subject to possible conversion), as adjusted	$250	$950
Additional paid-in capital	$24,750	$53,074,058
Deficit accumulated during the development stage	$(2,500)	$(2,500)
Total stockholders’ equity	$22,500	$53,072,508
Total capitalization	$172,500	$79,222,500

(1)	If we consummate a business combination, public stockholders who voted against the business combination will be entitled to convert their stock for cash in the approximate amount of $7.92 per share (or $23,759,992 in the aggregate), which amount represents approximately $7.60 per share (or $22,799,992 in the aggregate) representing the net proceeds of the offering and $0.32 per share (or up to $960,000 in the aggregate) representing the portion of the $3,200,000 underwriters' deferred discount and commissions which the underwriters have agreed to deposit into the trust account and which the underwriters would forfeit, on a pro rata basis to pay converting stockholders. The amounts do not take into account interest earned on and retained in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the founder warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the founder warrants; actual dilution may be higher as a result of the exercise of our warrants, particularly if a cashless exercise is utilized with respect to the founder warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At June 11, 2007, our net tangible book value was $(25,000), or approximately $(0.01) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and estimated expenses of this offering, and $2,075,000 received from the sale of the founder warrants in the private placement, our pro forma net tangible book value at June 11, 2007 would have been $53,072,508, or $5.59 per share, representing an immediate increase in net tangible book value of $5.60 per share to the existing stockholders and an immediate dilution of $2.41 per share, or 30.1%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $22,799,992 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to an aggregate of 2,999,999 shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the founder warrants:

Public offering price		$8.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors and private placement	$5.60
Pro forma net tangible book value after this offering		$5.59
Dilution to new investors		$2.41

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	2,500,000	20.0%	$25,000	0.03%	$0.01
New investors	10,000,000	80.0%	$80,000,000	99.97%	$8.00
	12,500,000	100.00%	$80,025,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(25,000)
Net proceeds from this offering and the private placement	75,850,000	(1)
Offering costs paid in advance and excluded from net tangible book value before this offering	47,500
Less: Proceeds held in trust subject to conversion ($76,000,000 × 29.99999%)	(22,799,992	)(1)
	$53,072,508
Denominator:
Shares of common stock outstanding prior to the offering	2,500,000
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion (10,000,000 × 29.99999%)	(2,999,999)
	9,500,001

(1)	Net of offering expenses and deferred underwriting discounts and commissions.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on May 14, 2007, as a blank check company for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more domestic or international operating businesses, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will be limited to the homeland security industry, but not businesses that design, build or maintain mission-critical facilities. “Mission-critical” facilities are those facilities that shelter and support an organization's people, equipment and data to a level that far exceeds standards for normal facilities. Mission-critical facilities generally serve or house an essential business or government function that must operate absolutely reliably around the clock, 365 days per year, under any circumstances, such as data centers, operation centers, network facilities, server rooms, security operations centers, communications facilities and the infrastructure systems that are critical to their function. Services that may be provided to mission-critical facilities include technology consulting, engineering and design management, construction management, system installations, operations management and facilities management and maintenance. We changed our name from “Fortress America Acquisition Corporation II” to “Secure America Acquisition Corporation” on August 6, 2007.

We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a valid and enforceable waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $7,500 per month to Homeland Security Capital Corporation, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our existing stockholders and a loan of $150,000 from Secure America Acquisition Holdings, LLC.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $625,000 and underwriting discounts and commissions of approximately $5,600,000 (or $6,440,000, if the underwriters’ over-allotment option is exercised in full), (ii) the sale of the founder warrants in a private placement to occur immediately prior to the closing of this offering for an aggregate purchase price of $2,075,000 and (iii) the $150,000 loan made to us by Secure America Acquisition Holdings, LLC, will be approximately $76,000,000 (or $87,160,000, if the underwriters’ over-allotment option is exercised in full). Of this amount, $79,200,000 (or $90,840,000 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account. An additional amount equal to 4.0% of the gross proceeds of this offering, or $3,200,000 ($3,680,000, if the underwriters’ over-allotment option is exercised in full), will also be held in the trust account and be used to pay the underwriters a deferred fee (or paid to public stockholders who elect to convert their common stock in connection with our initial business combination, as the case may be) upon the consummation of our initial business combination, and will not be available for our use to acquire a target business. We expect that most of the amounts held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. We will use substantially all of the net proceeds of this offering not in the trust account to acquire, or acquire control of, a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the amounts held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the up to $1,000,000 of interest earned (net of taxes) on the trust account balance that may be released to us as well as amounts necessary for our income tax obligations, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;
•	approximately $100,000 of expenses for the due diligence and investigation of a target business;
•	approximately $150,000 of expenses in legal and accounting fees relating to our Securities and Exchange Commission reporting obligations;
•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and
•	approximately $170,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $115,000 for director and officer liability and other insurance premiums, finders’ fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination.

An additional $150,000 of interest earned (net of taxes) on the trust account balance may be released to us to repay the loan made to us by Secure America Acquisition Holdings, LLC.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. We will need to obtain additional financing to the extent such financing is required to consummate a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of the date of this prospectus, Secure America Acquisition Holdings, LLC has advanced us $150,000 for payment of offering expenses on our behalf. Such loan will be payable without interest on the earlier of June 4, 2008 or the consummation of a business combination. Such loan will be repaid out of the interest income earned on the amounts held in the trust account.

We are obligated, commencing on the date of this prospectus, to pay Homeland Security Capital Corporation, an affiliate of Mr. McMillen, a monthly fee of $7,500 for general and administrative services.

Secure America Acquisition Holdings, LLC, our principal initial stockholder and an entity controlled by two of our independent directors, Messrs. McNeill and Rockwell, has agreed to purchase from us, in a private placement that will occur immediately prior to this offering, an aggregate of 2,075,000 founder warrants, at a purchase price of $1.00 per warrant, exercisable for common stock at a per share price of $5.25. We have determined, through our analysis of similarly structured blank check companies that have completed their initial public offerings and separated their common stock and warrants included with the units, that the purchase price of $1.00 per founder warrant is above the average trading price for the warrants of such companies as of the first day of trading after separation of the units. Accordingly, we believe that the purchase price of the founder warrants is greater than the fair value of the warrants included in the units and, therefore, we will not record compensation expense upon purchase of the founder warrants.

The aggregate proceeds from the private placement will be added to the amount to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;
•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 11, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We were formed on May 14, 2007 as a blank check company for the purposes of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will be limited to the homeland security industry, but not businesses that design, build or maintain mission-critical facilities. “Mission-critical” facilities are those facilities that shelter and support an organization's people, equipment and data to a level that far exceeds standards for normal facilities. Mission-critical facilities generally serve or house an essential business or government function that must operate absolutely reliably around the clock, 365 days per year, under any circumstances, such as data centers, operation centers, network facilities, server rooms, security operations centers, communications facilities and the infrastructure systems that are critical to their function. Services that may be provided to mission-critical facilities include technology consulting, engineering and design management, construction management, system installations, operations management and facilities management and maintenance.

We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as to activities related to this offering.

We will seek to capitalize on the significant strength of our management team. Although the homeland security industry is relatively new, our executive officers have over 30 years of combined experience managing, investing and acquiring companies in the security industry and have prior blank check company experience. We are Messrs. McMillen and Weiss’ second blank check company focused on the homeland security industry. Messrs. McMillen and Weiss were also officers and directors of Fortress America Acquisition Corporation, a blank check company formed in December 2004, which consummated a business combination in January 2007, with each of VTC, L.L.C., doing business as “Total Site Solutions,” and Vortech, LLC, which are together referred to as TSS/Vortech. Mr. McMillen’s professional experience includes high-level positions in government, business and professional athletics. Mr. Weiss has over 35 years of professional and leadership experience in the information technology and homeland security marketplace.

We believe that the homeland security industry is among the fastest growing industries in the United States. According to the Civitas Group, a strategic advisory and investment services firm serving the homeland security market, the U.S. homeland security market was approximately $31 billion in 2006 and has a projected market size of $136 to $145 billion over the next five years. In addition, the global homeland security market, which was approximately $55 billion in 2006, is projected to exceed $170 billion by 2015, according to Homeland Security Research Corp., a homeland security market research firm. We believe that this anticipated growth should create attractive acquisition opportunities.

We are focused on a business combination in the U.S. homeland security industry, which we believe includes, among others, the following sectors:

•	nuclear and radiological detection and prevention;
•	transportation security: ground, aviation and port and marine;
•	border security;
•	energy security;
•	physical infrastructure security;
•	cyber-security;
•	emergency and disaster preparedness and response;
•	bioterrorism prevention and detection;
•	counterterrorism and law enforcement;
•	domestic and foreign intelligence; and
•	other sectors impacted by homeland security issues or directives.

We intend to strategically focus our efforts on four major phases encompassing domestic and global security threats: planning, prevention, response, and recovery. Although we may consider a target business in any segment of the homeland security industry, we currently intend to focus on companies with dual-use applications (i.e., companies with commercial private sector and homeland security applications) in the following segments:

Planning: Companies that help prepare for a possible attack or disaster, including:

•	Security risk assessment, probability analysis, and simulation software for disaster planning;
•	Bio-information systems for casualty analysis;
•	Training for law enforcement, emergency, medical, security, food safety, and environmental remediation personnel; and
•	Medical and public health preparedness.

Prevention: Companies that help anticipate and take action to block attacks or avoid or mitigate the consequences of physical, virtual or economic disasters, including:

•	Individual tracking and identification, including access control systems, smart cards, hardware readers, software, and biometrics;
•	Surveillance and monitoring, including communication interception, digital video surveillance, intrusion detection, and infrared systems;
•	Chemical, biological, radiological, nuclear and other explosive detection and identification products and services;
•	Other remote sensing of air, food, and water screening;
•	Physical security products, including personnel and vehicle armor, ballistic and blast protection, non-lethal munitions, safe rooms, and alarm systems;
•	Food safety products and services;
•	Software for intelligence, security and data analysis;
•	Data, cyber-security and information assurance;
•	Other critical infrastructure security products and services for the private sector;
•	Integrated security solution providers;
•	Risk mitigation including consultative services, background screening, and investigative services;
•	Energy infrastructure maintenance, protection and modernization;
•	Alternative energy products, producers and providers; and
•	Energy efficiency enhancement products and services.

Response: Companies that help challenge attacks underway or cope with the immediate aftermath of an attack or a disaster, including:

•	Personal protection equipment;
•	Rapid containment products and services for chemical, biological or radiological agents;
•	Decontamination products and services to manage disaster occurrences;
•	Emergency alert and response communication hardware, software and services;
•	Advance fire suppression techniques;
•	Medical and public health disaster management, including treatment for bio-terror;
•	Terrorism-related insurance products and services;
•	Mobile medical and command control units; and
•	Energy supply alternatives and distribution management.

Recovery: Companies that help restore and reconstruct governments and private enterprises after an attack or a disaster, including:

•	Environmental and infrastructure cleanup and disaster management services;
•	Recovery products, such as hydration, temporary housing, first aid materials, etc.;
•	Business continuity and substitute services for temporary loss of major services from attacks or disasters; and
•	Energy infrastructure redundancy and recovery products and services.

We have not prioritized among any segments and do not currently have a preference regarding the segment in which we consummate a business combination. Although we may consider a target business outside of the United States as a result of the increased globalization of business and heightened security concerns abroad, we currently intend to concentrate our search of target businesses in the United States.

While we may effect a business combination with more than one target business, which may be in different homeland security sectors, our initial business acquisition must be with one or more operating businesses the fair market value of which is, either individually or collectively, at least equal to 80% of our net assets (excluding deferred underwriters’ discounts and commissions held in the trust account) at the time of such business combination.

Summary of Fortress America Acquisition Corporation’s Acquisition of VTC, L.L.C. and Vortech, LLC

Messrs. McMillen and Weiss, each of whom is an officer and a member of our board of directors, were also executive officers and directors of Fortress America Acquisition Corporation, a blank check company formed in December 2004 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the homeland security industry. In addition, Asa Hutchinson, one of our directors, was a special advisor to and a stockholder of Fortress America Acquisition Corporation. Fortress America Acquisition Corporation completed its initial public offering in July 2005 (and over-allotment closing in August 2005) and raised gross proceeds of $46,800,000 at an offering price of $6.00 per unit.

On January 19, 2007, Fortress America Acquisition Corporation, or FAAC, acquired all of the outstanding membership interests of each of VTC, L.L.C., doing business as “Total Site Solutions,” and Vortech, LLC, collectively referred to as TSS/Vortech, pursuant to a Second Amended and Restated Membership Interest Purchase Agreement dated July 31, 2006, as amended by an Amendment to the Second Amended and Restated Membership Interest Purchase Agreement dated January 16, 2007. The closing consideration consisted of (a) $11.0 million in cash, (b) the assumption of $154,599 of debt of TSS/Vortech, (c) 3,205,128 shares of the common stock of FAAC, of which 2,534,988 shares were issued to the selling members, 67,825 shares were issued to Evergreen Capital LLC as partial payment of certain outstanding consulting fees and 574,000 shares were designated for issuance to employees of TSS/Vortech, and (d) $10.0 million in two convertible, interest-bearing promissory notes of $5.0 million each. All of the 2,534,988 shares issued to the selling members were deposited in certain escrow accounts. In addition, FAAC entered into employment agreements with each of the selling members. Approximately 74.81% of the stockholders of FAAC (excluding shares held by management) voted in favor of the acquisition of TSS/Vortech and conversion rights were exercised by holders of 9.7 % of the common stock of FAAC. No finder’s fees were paid in connection with the business combination. However, in addition to the shares received by Evergreen Capital LLC as described above, Evergreen Capital also received $400,000 upon closing of the acquisition for consulting services and Business Valuation Center, Inc. received $89,708 for financial advisor services in connection with the acquisition. There was no affiliation between TSS/Vortech and any of the officers, directors, special advisors or existing stockholders of FAAC.

TSS/Vortech provides a single source solution for highly technical mission-critical facilities such as data centers, operation centers, network facilities, server rooms, security operations centers, communications facilities and the infrastructure systems that are critical to such functions. TSS/Vortech’s services include technology consulting, engineering and design management, construction management, system installations, operations management, and facilities management and maintenance. In connection with such acquisition, Fortress America Acquisition Corporation changed its name to Fortress International Group, Inc. Fortress

International Group’s units, common stock and warrants are listed on the NASDAQ Capital Market under the symbols FIGIU, FIGI and FIGIW, respectively. On October 9, 2007, the closing prices of the units, common stock and warrants, as reported by the NASDAQ Capital Market, were $8.50, $5.75 and $1.13, respectively. As of the date hereof, none of our officers and directors in their fiduciary capacities with Fortress International Group, Inc. are considering any business opportunities that we believe would be appropriate for us, nor will we consider any of the target businesses that were considered by Fortress International Group, Inc. prior to its initial business combination.

Regulation

As a result of our focus on homeland security, it is likely that companies we target for acquisition may derive revenue from federal, state and local government contracts directly or indirectly. It is likely, if we acquire such a business, that we must comply with and be affected by complex procurement laws and regulations, particularly at the federal level, including, but not limited to, the Federal Acquisition Regulation (and any supplements as applicable), Cost Accounting Standards, Truth-in-Negotiations Act and the Anti-Deficiency Act. See “Risk Factors” beginning on page 23 of this prospectus. We are not currently aware of any licensing or training requirements that could be applicable to us or companies that we may target.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination with the proceeds of the offering, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We Have Not Identified a Target Business

To date, we have not selected any target business with which to seek a business combination. None of our existing stockholders, officers, directors, special advisors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible business combination with us. We have not contacted, nor do we intend to contact, any of the prospective target businesses that Fortress International Group, Inc. contacted in connection with its search for a business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who will become aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Our stockholders, officers, directors and special advisors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, because we do not have full-time employees and our officers and directors may be limited in how much time they can devote to our affairs, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors, special advisors or stockholders, or any of their affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the form of such transaction). After the consummation of a business combination, our existing stockholders, officers, directors and special advisors may remain associated in some capacity with the acquired business if they are able to negotiate mutually agreeable employment or consulting agreements as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. In no event, however, would any of our existing stockholders, officers, directors or special advisors receive a finder’s fee from any party to a business combination. Negotiations with respect to an employment or consulting agreement would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation for services they would render to the combined company after the consummation of a business combination. We do not have a policy that prohibits such persons from pursuing or negotiating such agreements in connection with a business combination.

We would consider entering into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, only after exploring transactions with respect to unaffiliated business targets, if our board of directors determines that a business combination with such affiliated entity would be in the best interests of our public stockholders and if we obtain an opinion from an independent investment banking firm, which may or may not be a member of the Financial Industry Regulatory Authority, or FINRA, that the business combination is fair to our unaffiliated stockholders from a financial point of view. Because the opinion will likely be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. While we will consider whether such opinion may be relied on by our stockholders when selecting an investment banking firm to provide a fairness opinion, it will not be dispositive as to which investment banking firm we decide to engage for such opinion. Other factors expected to be considered by our board of directors in making such decision include, among others, cost, timing and reputation of the investment bank, including its knowledge of the homeland security industry. However, as of the date of this prospectus, there are no affiliated entities that we believe we would consider as a business combination target, nor will we consider for our initial business combination any of the target businesses that were considered by Fortress International Group, Inc. prior to its initial business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the homeland security industry to date nor have we conducted any research with respect to identifying the number and characteristics of potential business combination candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•	financial condition and results of operations;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	stage of development of the products, provisions or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	barriers to entry into the industry;
•	breadth of products or services offered;
•	degree of current or potential market acceptance of the products or services;
•	regulatory environment of the industry;
•	costs associated with effecting the business combination; and
•	relative valuation multiples of similar publicly traded companies.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us.

We expect that our officers will allocate a significant amount of their time, as necessary, for meetings with management and/or other representatives of target business candidates, site visits, due diligence, interviews with incumbent management, negotiations and any other activities necessary to complete a business combination. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business unless such entity executes a valid and enforceable waiver.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and its stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finders’ or consulting fees to our initial stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of a Target Business

In our initial business combination, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets (excluding the deferred underwriting discounts and commissions held in the trust account) at the time of such business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets (excluding the deferred underwriting discounts and commissions held in the trust account). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than majority voting control of the target business. This restriction will not preclude a reverse merger or similar transaction in which we acquire, or acquire control of, the target business. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the deferred underwriting discounts and commissions held in the trust account). In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so nor can we assure you that we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to determine independently that the target business has a sufficient fair market value, we will obtain an opinion from an independent investment banking firm, which may or may not be a member of FINRA, with respect to the satisfaction of such criteria. If we obtain such an opinion, we will include a summary of the opinion in the proxy statement we will mail to stockholders seeking their approval of our initial business combination. Because the opinion will likely be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. While we will consider whether such opinion may be relied on by our stockholders when selecting an investment banking firm to provide a fairness opinion, it will not be dispositive as to which investment banking firm we decide to engage for such opinion. Other factors expected to be considered by our board of directors in making such decision include, among others, cost, timing and reputation of the investment bank, including its knowledge of the homeland security industry. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Possible Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and
•	result in our dependency upon the development or market acceptance of a single or limited number of products or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize closely the management of a prospective target business when evaluating the desirability of effecting a business combination, we can give no assurance that our assessment will prove to be correct. In addition, we can give no assurance that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our Co-Chief Executive Officers may remain associated in senior management or advisory positions with us, for example, as a member of the board of directors or a consultant, following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of our outstanding shares of common stock. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. None of our existing stockholders, directors or officers have any current intention to purchase units in this offering, the aftermarket or otherwise. However, they are not prohibited from making any such purchases. If they do so, our existing stockholders, including our directors and officers, will have a greater influence on the outcome of matters requiring stockholder approval, such as a business combination. To the extent that such existing stockholders, directors or officers make purchases of our securities in the aftermarket, such purchases may have an impact on the market price of our common stock. In such case, investors should consider the potential impact of any such purchases on the market price for our common stock and should not place undue reliance on such price, but should instead consider the merits of the proposed business combination in deciding whether or not to vote in favor of such business combination. In addition, such purchases may be made from public stockholders that have indicated their intention to vote against the business combination and exercise their conversion rights. Accordingly, such purchases could result in a business combination being approved that may have otherwise not been approved by our public stockholders, but for the purchases made by our existing stockholders, directors or officers.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights as described below.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, including their initial shares or any shares of common stock included in units purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account inclusive of any remaining interest after deduction for taxes payable, which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial conversion price for every share would be approximately $7.92, or $0.08 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, stockholders exercising their conversion rights will be sent instructions on how to tender their shares of common stock and when they should expect to receive the conversion amount. In order to ensure accuracy in determining whether the conversion threshold has been met, each stockholder exercising his, her or its conversion rights must continue to hold his, her or its shares of common stock until the consummation of the business combination. We will not charge converting stockholders any fees in connection with the tender of shares for conversion. If a stockholder votes against a business combination but fails to properly exercise his, her or its conversion rights, such stockholder will not have his, her or its shares of common stock converted and will therefore not receive his, her or its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting.

It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 30% or more of the shares sold in this offering both exercise their conversion rights and vote against the business combination. Accordingly, it is our intention to structure and consummate a business combination in which public stockholders owning up to 2,999,999 shares of our common stock included in the units sold in this offering may exercise their conversion rights, in which case the business combination may still be consummated. Although a 20% threshold has been more typical in offerings of this type, we have increased the threshold to reduce the risk of a small group of shareholders exercising undue influence on the approval process. However, the 30% threshold does entail certain risks, including making it easier for us to obtain stockholder approval of an initial business combination and possibly impeding our ability to consummate the most desirable business combination or optimize our capital structure. See, “Risk Factors — Unlike most other blank check offerings, we allow public stockholders owning up to but less than 30% of our common stock to exercise their conversion rights. This higher threshold will make it easier for us to get a business combination approved over stockholder dissent, and you may not receive the full amount of your original investment upon exercise of your conversion rights” and “ — Unlike most other blank check offerings, we allow up to approximately 29.99% of our public shareholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.”

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until October 29, 2009. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by October 29, 2009 as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by October 29, 2009, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their existing shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. McMillen and Weiss have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek or accept repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.92. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Prior to completion of our initial business combination, we will seek to have all vendors, target businesses, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, target business, prospective target business or other entity were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Messrs. McMillen and Weiss, our Co-Chief Executive Officers and members of our board of directors, have agreed, pursuant to agreements with us and the representative of the underwriters, that if we liquidate prior to the consummation of a business combination, they will be personally liable, on a joint and several basis, to ensure that the amounts in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, to the extent that such target businesses, vendors or entities did not execute a valid and enforceable waiver. However, we have not requested that either of Messrs. McMillen or Weiss reserve for such indemnification obligations, and we therefore cannot assure you that they would be able to satisfy those obligations if required to do so. Accordingly, the actual per share liquidation price could be less than approximately $7.92, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the amounts held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $7.92 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which they voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after October 29, 2009 and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $7.92 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the amounts held in the trust account to our public stockholders promptly after October 29, 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 122 blank check companies that have completed initial public offerings in the United States, out of which number 82 companies with more than $9.3 billion in trust combined are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings, and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;
•	our obligation to convert shares of common stock held by our public stockholders into cash in certain instances may reduce the resources available to effect a business combination;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. We maintain our executive offices at 1005 North Glebe Road, Suite 550, Arlington, Virginia 22201. The cost for this space is included in the $7,500 per-month fee Homeland Security Capital Corporation charges us for general and administrative services pursuant to a letter agreement between us and Homeland Security Capital Corporation, an affiliate of Mr. McMillen. This arrangement has been agreed to Homeland Security Capital Corporation for our benefit and is not intended to provide Mr. McMillen compensation in lieu of salary. We believe, based on rents and fees for similar services in the Washington, D.C. metropolitan area, that the fee charged by Homeland Security Capital Corporation is at least as favorable to us as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations up to the completion of a business combination.

Employees

We have three executive officers, two of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination, although we expect each of our officers to devote an average of approximately ten hours per week to our business.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$79,200,000 of the proceeds of this offering and the private placement (including $3,200,000 in deferred underwriting discounts and commissions) will be deposited into a trust account at SunTrust Bank maintained by Continental Stock Transfer & Trust Company.	$66,397,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $79,200,000 of net proceeds held in the trust account will be invested only in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable. In no event will the representative of the underwriters allow separate trading of the common stock and warrants until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K, and the underwriters’ over-allotment option has been exercised or expired.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year after the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned (net of taxes) on the funds in the trust account (i) up to an aggregate of $1,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our income tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for (i) up to $1,000,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements, (ii) $150,000 for the repayment of the loan made to us by Secure America Acquisition Holdings, LLC, and (iii) any amounts that we may need to pay our income tax obligations that may be released to us from the interest earned on the trust account balance, the amounts held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months.

MANAGEMENT

Directors and Executive Officers

Our current directors, executive officers and special advisors are as follows:

Name	Age	Position
C. Thomas McMillen	55	Chairman of the Board, Co-Chief Executive Officer
Harvey L. Weiss	64	Co-Chief Executive Officer, Director
James Maurer	47	Chief Financial Officer and Secretary
Asa Hutchinson	56	Director
Philip A. McNeill	47	Director
S. Kent Rockwell	63	Director
Mark A. Frantz	39	Special Advisor
Brian C. Griffin	54	Special Advisor

C. Thomas McMillen has served as our Chairman and Co-Chief Executive Officer since inception and has over 18 years of experience in government, finance and mergers and acquisitions. From December 2004 until January 2007, he served as the Chairman of Fortress America Acquisition Corporation (now Fortress International Group, Inc.), where he currently serves as Vice Chairman. Mr. McMillen has also served, since August 2005, as the President, Chief Executive Officer and Chairman of the board of directors of Homeland Security Capital Corporation, a consolidator of homeland security companies that provides capital and management advice for developing companies. Mr. McMillen is also the Chairman of three of Homeland Security Capital Corporation’s subsidiaries, Nexus Technologies Group, Inc. (since February 2006), Security Holding Corp. (since August 2006), and Polimatrix, Inc. (since September 2006). In 2003, Mr. McMillen co-founded Global Secure Corp., a homeland security company providing integrated products and services for critical incident responders, and served as its Chief Executive Officer from March 2003 until February 2004. From February 2004 until February 2005, Mr. McMillen served as a consultant to Global Secure Corp. In addition, from October 2004 to July 2005, he served as a Chairman of the board of directors of Global Defense Corporation, a development stage company focused on acquiring companies in critical infrastructure security. From December 2002 to February 2004, Mr. McMillen served as Vice Chairman and Director of Sky Capital Enterprises, Inc., a venture firm, and until February 2005 served as a consultant. From March 2003 to February 2004, Mr. McMillen served as Chairman of Sky Capital Holdings, Ltd, Sky Capital Enterprises’ London stock exchange-listed brokerage affiliate. In addition, Mr. McMillen is a founder and has been Chief Executive Officer and Chairman of Washington Capital Advisors, LLC, a merchant bank, since 2003. He also served as Chairman of TPF Capital, Washington Capital Advisors, LLC’s predecessor company, from June 2001 through December 2002. Mr. McMillen has also been an independent consultant throughout his career. From November 1994 through February 1999, Mr. McMillen served as the Founder, Chief Executive Officer and Director of Nasdaq-listed Complete Wellness Centers, Inc., a medical multi-disciplinary clinic management company. Mr. McMillen was appointed by President Clinton to Co-Chair the President’s Council on Physical Fitness and Sports from 1993 to 1997. From 1987 through 1993, he served three consecutive terms in the United States House of Representatives from the 4th Congressional District of Maryland. Prior to that, Mr. McMillen played eleven years in the National Basketball Association. Mr. McMillen serves on the Board of Regents of the University of Maryland System. Mr. McMillen received a Bachelor of Science in chemistry from the University of Maryland and a Bachelor of Arts and a Master of Arts from Oxford University as a Rhodes Scholar.

Harvey L. Weiss has served as our Co-Chief Executive Officer and a member of our board of directors since inception and has over 35 years of experience in the information technology and security marketplace. From December 2004 until January 2007, he served as the President, Chief Executive Officer and a director of Fortress America Acquisition Corporation (now Fortress International Group, Inc.), where he currently serves as Chairman. Mr. Weiss has also served as a Director of Vision Technologies, Inc. since September 2006. From June 2002 to December 2004, Mr. Weiss served as the Chief Executive Officer and President of System Detection, Inc., a software security company and is presently serving as a consultant. From January 2002 to June 2002, Mr. Weiss served as Chief Executive Officer of W Consulting LLC. From January 2001 to December 2002, he served as President of Engineering Systems Solutions, Inc., a security and biometrics integration firm. From June 1999 to December 2000, Mr. Weiss was the Chief Executive Officer and President of Global Integrity Corporation, a subsidiary of Science Applications International Corporation, which specializes in information security, and served as a Director until the company was sold in 2002. From October 1998 to May 1999, Mr. Weiss served as Vice President, Government and North America of Network Associates, Inc., now doing business as McAfee Inc. From January 1996 to October 1998, until sold to Network Associates, Inc., Mr. Weiss was President of the Commercial Division, Secretary, and Director of Trusted Information Systems, Inc., a Nasdaq-listed security network company. Prior to that time, from 1994 to 1996, Mr. Weiss served as President of Public Sector Worldwide Division for Unisys Corporation. From 1991 to 1993, Mr. Weiss was the Vice President of Sales and the President and Chief Operating Officer of Thinking Machines Corporation, a massively parallel processing company (the computing architecture used by the “supercomputer” product developed by Thinking Machine Corporation). Prior to that time, he served in various senior capacities in Digital Equipment Corporation. Mr. Weiss serves on the Board of Forterra Systems, Inc., a simulation company (one of Forterra’s products that creates interactive, virtual simulated environments), is a member of the Brookings Institution Council, and is a trustee of Capitol College. Mr. Weiss received a Bachelor of Science in Mathematics from the University of Pittsburgh.

James Maurer has served as our Chief Financial Officer and Secretary since our inception and has over 18 years of diversified finance and strategic planning experience. From January 2006 to February 2007, Mr. Maurer served as the Secretary of Homeland Security Capital Corporation. From July 2005 to March 2007, he also served as a consultant to Fortress America Acquisition Corporation, a special-purpose acquisition corporation focused on the homeland security industry which trades on the Over-the-Counter Bulletin Board under the ticker symbol “FAAC.” From December 2002 to April 2005, Mr. Maurer served as an advisor and consultant to the chief executive officer of BBC America, a United States-based cable television channel owned by the British Broadcasting Corporation. Previous to such time, Mr. Maurer served as the Chief Financial Officer of Inforum Communications, a consolidator of Internet service providers, from December 1998 to February 2001. Prior to that he held a variety of finance and business development positions with businesses in the wireless telecommunications industry. Mr. Maurer received his Bachelor of Arts in economics from Harvard University and his Master of Science in management from the MIT Sloan School of Management.

Asa Hutchinson has been a member of our board of directors since our inception. Mr. Hutchinson was one of the original leaders of the Department of Homeland Security, serving as Undersecretary for Border and Transportation Security for the first two years of the Department’s history, from January 2003 to March 2005. As one of the nation’s top-ranking homeland security officials after Secretary Tom Ridge, he was responsible for more than 110,000 federal employees housed in such agencies as the Transportation Security Administration, Customs and Border Protection, Immigration and Customs Enforcement, and the Federal Law Enforcement Training Center. In addition to managing the overall security of United States borders and transportation systems, he set immigration enforcement policies and developed and implemented visa security measures.

Mr. Hutchinson served three terms in the United States House of Representatives from the 3rd Congressional District of Arkansas, from January 1997 to August 2001, and as Administrator of the Drug Enforcement Administration, from August 2001 to January 2003. Mr. Hutchinson currently resides in Little Rock, Arkansas. He has served as the chief executive officer of Hutchinson Group LLC, a homeland security and business consulting group, since March 2005, and as a partner in the law firm of Venable LLP in Washington, D.C., from March 2005 to March 2006 and since January 2007. Mr. Hutchinson is also the principal of Hutchinson Security Strategies, a consulting firm that develops comprehensive security plans for companies. Mr. Hutchinson currently serves as a director of Fortress International Group, Inc., where he serves as a member of the compensation committee, and also currently serves on the board of directors of SAFLINK Corporation. Mr. Hutchinson received a Bachelor of Science in accounting from Bob Jones University and a Juris Doctor from the University of Arkansas School of Law.

Philip A. McNeill has been a member of our board of directors since our inception. Since July 2002, Mr. McNeill has been a manager of and investor in the SPP Mezzanine group of companies, most recently as Managing Director and the Chief Investment Officer (since November 2003) of SPP Mezzanine Partners II, LLC, the management company of each of SPP Mezzanine Funding, LP, SPP Mezzanine Funding IIA, LP.

Prior to working with the SPP Mezzanine group of companies, Mr. McNeill served as Managing Director of Allied Capital Corporation, where he was co-head of its Private Finance and Mezzanine activities and a member of its Investment Committee. From the time of his appointment as Managing Director in June 1998 until he left Allied Capital in May 2002, the company grew from approximately $740 million in assets to nearly $2.4 billion. Mr. McNeill joined Allied Capital directly from M&T Capital, the Small Business Investment Company investment division of M&T Bank, where he was a Vice President of M&T Capital/M&T Bank and an investment professional from August 1988 to August 1993. Mr. McNeill serves on the board of directors of Homeland Security Capital Corporation (since December 2005), on the Whitman Advisory Council of the Martin J. Whitman School of Management at Syracuse University (since April 2005) and on the board of advisors of the National Foundation for Teaching Entrepreneurship for the Greater Washington Region (since December 1999), where he volunteers to mentor young entrepreneur students in inner-city schools. Mr. McNeill received a Bachelor of Science in Business Administration, with concentrations in accounting, finance, and law & public policy, from Syracuse University and a Masters in Business Administration from Harvard Business School.

S. Kent Rockwell has been a member of our board of directors since our inception. Mr. Rockwell is the Vice Chairman and Vice President, Corporate Development, of Argon ST, Inc. (NASDAQ: STST), and has been a director of that company since 1987. From 2000 until the merger of SenSyTech and Argon Engineering Associates, Inc. in the Fall of 2004, Mr. Rockwell was the Chief Executive Officer, Chief Financial Officer and Chairman of SenSyTech. From January 1998 to June 2000, Mr. Rockwell held the role of Vice Chairman and Chief Executive Officer of ST Research, the private company that became SenSyTech following its merger with Daedalus Enterprises, Inc. in 1998. From November 1986 to June 1997, Mr. Rockwell served as Chairman of the Board, Chief Executive Officer, and President of Astrotech International Corporation. Mr. Rockwell has also served as Chairman of Rockwell Forest Products, Inc. since 1983, Chairman of Appalachian Timber Services, Inc. since 1988, and Chairman and President of Rockwell Venture Capital, Inc. since 1983. Mr. Rockwell previously served on the board of Rockwell International, Inc. from 1973 to 1983. Mr. Rockwell earned a Bachelor of Arts in economics from Lafayette College and attended the Wharton School of the University of Pennsylvania.

Special Advisors

Mark A. Frantz has been a Special Advisor to our board of directors since our inception. Mr. Frantz has been a General Partner at RedShift Ventures since July 2006, where he is focused on software and media investments for RedShift Ventures and currently serves on the board of directors at portfolio companies Intelliworks and TerraGo Technologies. Mr. Frantz also serves on the board of directors at ODIN Technologies, the Northern Virginia Technology Council (NVTC) and the Commonwealth of Virginia's Research & Technology Advisory Council (VRTAC). Mr. Frantz has also been an investor/advisor to New Media Strategies (acq. by Meredith Corp., NYSE: “MDP”), Sourcefire (NASDAQ: “FIRE”) and Luna Innovations (Nasdaq: “LUNA”). From March to July 2006, Mr. Frantz was the Managing General Partner of In-Q-Tel, the strategic venture capital affiliate of the U.S. Intelligence Community. From January 2001 to March 2006, Mr. Frantz was with Carlyle Venture Partners, where he worked with Blackboard (NASDAQ: “BBBB”), Imagitas (acq. by Pitney Bowes, NYSE: “PBI”), ISR Solutions (acq. by Stanley Works, NYSE: “SWK”), Panasas, Grant Street Group and Secure Elements. Mr. Frantz joined Carlyle from Redleaf and prior to Redleaf, he was the Associate to the Senior Chairman of investment bank Alex. Brown. He also served as the Associate Director in his last position at The White House Office of Intergovernmental Affairs under President George H. W. Bush from December 1990 to January 1993 and as the economic and technology policy advisor to Pennsylvania Governor Tom Ridge from January 1995 to 1997. He holds a Bachelor of Arts degree from Allegheny College and Juris Doctor and Master of Business Administration degrees from the University of Pittsburgh.

Brian C. Griffin has been a Special Advisor to our board of directors since our inception. Dr. Griffin has served since January 2006 as Chairman of the Board of Clean Energy Systems, Inc. and has served as a member of the board of directors of Homeland Security Capital Corporation (OTC: HMSC.OB) since May 2007. Dr. Griffin served two terms as Oklahoma’s Secretary of Environment from April 1997 to January 2003. During that time, he chaired and was a member of several committees sponsored by the U.S. Environmental Protection Agency, the U.S. Department of Energy and the Southern States Energy Board. He was also a member of the Biomass & Bio-Energy Research and Development Federal Advisory Committee, which was sponsored by the U.S. Environmental Protection Agency and the U.S. Department of Agriculture. Dr. Griffin also served as a member of the Coal & Advanced Power Systems Committee sponsored by the U.S. Department of Energy and the Southern States Energy Board from January 1999 to January 2003. In addition, he served as the National Chairman of the Interstate Technology and Regulatory Council from March 2001 to October 2003. In April 2003, President Bush appointed him to serve as the Federal Representative to the Southern States Energy Board, a position he still holds. Dr. Griffin received a Bachelor of Arts degree from Harvard University and was selected as a Rhodes Scholar. As a Rhodes Scholar, he attended Oxford University where he received his Master of Jurisprudence degree. He also earned a Juris Doctor degree from University of Oklahoma College of Law and a Master of Laws degree from Southern Methodist University.

We have no formal arrangements or agreements with these special advisors to provide any particular services to us, and they have no fiduciary obligations to us or our stockholders. These special advisors will provide advice, introductions to potential targets, and assistance to us, at our request, only if they are able to do so. Nevertheless, we believe that, with their business background and extensive contacts, they will be helpful to our search for a target business and our consummation of a business combination.

Mr. Frantz is an existing stockholder and Mr. Griffin is a member of Secure America Acquisition Holdings, LLC, our principal existing stockholder. Messrs. Frantz and Griffin have agreed to waive any right to receive a liquidation distribution with respect to their initial shares, to waive any right to exercise conversion rights with respect to any shares of our common stock owned or to be owned by them and to vote their initial shares in accordance with the majority of the shares of common stock voted by our public stockholders.

Number and Terms of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the Class A directors, consisting of Philip A. McNeill, will expire at our first annual meeting of stockholders. The term of office of the Class B directors, consisting of S. Kent Rockwell and Asa Hutchinson, will expire at the second annual meeting. The term of office of the Class C directors, consisting of C. Thomas McMillen and Harvey L. Weiss, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective business combinations, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to potential target businesses acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure you that they will, in fact, be able to do so.

Prior Involvement of Principals in Blank Check Companies

Fortress America Acquisition Corporation

Messrs. McMillen and Weiss, our Co-Chief Executive Officers and members of our board of directors, were also executive officers and directors of Fortress America Acquisition Corporation, a blank check company formed in December 2004 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the homeland security industry. In addition, Asa Hutchinson, one of our directors, was a special advisor to and a stockholder of Fortress America Acquisition Corporation. Fortress America Acquisition Corporation completed its initial public offering in July 2005 (and over-allotment closing in August 2005) and raised gross proceeds of $46,800,000 at an offering price of $6.00 per unit.

On January 19, 2007, Fortress America Acquisition Corporation, or FAAC, acquired all of the outstanding membership interests of each of VTC, L.L.C., doing business as “Total Site Solutions,” and Vortech, LLC, collectively referred to as TSS/Vortech, pursuant to a Second Amended and Restated Membership Interest Purchase Agreement dated July 31, 2006, as amended by an Amendment to the Second Amended and Restated Membership Interest Purchase Agreement dated January 16, 2007. The closing consideration consisted of (a) $11.0 million in cash, (b) the assumption of $154,599 of debt of TSS/Vortech, (c) 3,205,128 shares of the common stock of FAAC, of which 2,534,988 shares were issued to the selling members, 67,825 shares were issued to Evergreen Capital LLC as partial payment of certain outstanding consulting fees and

574,000 shares were designated for issuance to employees of TSS/Vortech, and (d) $10.0 million in two convertible, interest-bearing promissory notes of $5.0 million each. All of the 2,534,988 shares issued to the selling members were deposited in certain escrow accounts. In addition, FAAC entered into employment agreements with each of the selling members. Approximately 74.81% of the stockholders of FAAC (excluding shares held by management) voted in favor of the acquisition of TSS/Vortech and conversion rights were exercised by holders of 9.7% of the common stock of FAAC. However, in addition to the shares received by Evergreen Capital LLC as described above, Evergreen Capital also received $400,000 upon closing of the acquisition for consulting services and Business Valuation Center, Inc. received $89,708 for financial advisor services in connection with the acquisition. No finder’s fees were paid in connection with the business combination. There was no affiliation between TSS/Vortech and any of the officers, directors, special advisors or existing stockholders of FAAC.

TSS/Vortech provides a single source solution for highly technical mission-critical facilities such as data centers, operation centers, network facilities, server rooms, security operations centers, communications facilities and the infrastructure systems that are critical to such functions. TSS/Vortech’s services include technology consulting, engineering and design management, construction management, system installations, operations management, and facilities management and maintenance. In connection with such acquisition, Fortress America Acquisition Corporation changed its name to Fortress International Group, Inc. Fortress International Group’s units, common stock and warrants are listed on the NASDAQ Capital Market under the symbols FIGIU, FIGI and FIGIW, respectively. On October 9, 2007, the closing prices of the units, common stock and warrants of Fortress International Group, Inc., as reported by the NASDAQ Capital Market were $8.50, $5.75 and $1.13, respectively. As of the date hereof, none of our officers and directors, in their fiduciary capacities with Fortress International Group, Inc. are considering any business opportunities that we believe would be appropriate for us, nor will we consider any of the target businesses that were considered by Fortress International Group, Inc. prior to its initial business combination.

From inception to the acquisition of TSS/Vortech in January 2007, Mr. McMillen was the Chairman of the board and Mr. Weiss was the President, Chief Executive Officer, Secretary and a director of Fortress America Acquisition Corporation. Following the consummation of the business combination, each of Messrs. McMillen and Weiss remained with the company as vice chairman and chairman, respectively, positions that they currently still hold. No salary was paid to either of Messrs. McMillen or Weiss for their services to Fortress America Acquisition Corporation prior to the acquisition of TSS/Vortech. However, an affiliate of Mr. McMillen received a $7,500 per month fee from Fortress America Acquisition Corporation for use of office space and administrative services from the effective date of Fortress America Acquisition Corporation’s initial public offering through the completion of the business combination (for an aggregate of $97,500). Prior to Fortress America Acquisition Corporation’s initial public offering, Messrs. McMillen and Weiss each purchased 575,000 shares, for a purchase price of approximately $0.014 per share. On January 19, 2007, in connection with the acquisition of TSS/Vortech, Mr. Weiss entered into an employment agreement with Fortress International Group, Inc. whereby he agreed to serve as chairman for three years at a base salary of $200,000 per year (subject to a minimum annual increase of 5% per year). In addition, Washington Capital Advisors, LLC, of which Mr. McMillen is the principal equity owner and officer, entered into a consulting agreement with Fortress International Group, Inc. pursuant to which Washington Capital Advisors, LLC will provide advisory services relating to strategic, financial, marketing and business development matters and merger and acquisition assistance in consideration for $200,000 per year (subject to a minimum annual increase of 5% per year).

In addition, Mr. McMillen, our Chairman and Co-Chief Executive Officer, has held similar positions in other companies that have completed an offering similar to this offering. Information with respect to each such blank check company, initial public offering, business combination and Mr. McMillen’s roles with each such blank check company following the business combination is set forth below:

Israel Tech Acquisition Corp.

Israel Tech Acquisition Corp. completed its initial public offering of common stock and warrants in April 1994, deriving gross proceeds of $12 million, and completed a business combination in June 1995 with Kellstrom Industries Inc. which at the time of the business combination engaged in purchasing, refurbishing, marketing and distributing commercial jet engines and jet engine parts for major domestic and international airlines. Mr. McMillen served as a director of the company after the business combination from October 1996 to November 1997. Kellstrom Industries filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code in February 2002.

North Atlantic Acquisition Corp.

North Atlantic Acquisition Corp.’s initial public offering of common stock and warrants was consummated in August 1997. It completed a business combination in March 1999 with Moto Guzzi Corporation, which at the time of the business combination was one of the world’s leading designers and manufacturers of performance and luxury motorcycles. Mr. McMillen served as secretary, treasurer and director of North Atlantic Acquisition Corp. from October 1996 and resigned at the time of the business combination.

With the exception of Messrs. McMillen, Weiss and Hutchinson, none of our other officers or directors has been an officer, director, advisor or principal of a blank check company.

We cannot assure you that we will be able to complete a business combination or that the type or the performance of the target business, if any, will be similar to that of these or any other blank check companies.

Executive Compensation

No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, officers, directors, special advisors or any of their respective affiliates. Nor will any of our existing stockholders, officers, directors, special advisors or any of their respective affiliates receive any cash compensation for services rendered prior to or in connection with a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed “independent” for such purposes, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Homeland Security Capital Corporation a fee of up to $7,500 per month for providing us with office space and certain office and administrative services. This arrangement was agreed to by Homeland Security Capital Corporation, an affiliate of Mr. McMillen, solely for our benefit and is not intended to provide Mr. McMillen compensation in lieu of a salary.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Messrs. Hutchinson, Rockwell and McNeill will be our independent directors, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors. We would consider entering into affiliated transactions only after exploring transactions with respect to unaffiliated business targets, if our board of directors determines that a business combination with such affiliated entity would be in the best interests of our public stockholders and if we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. As of the date of this prospectus, there are no affiliated entities that we believe we would consider as a business combination target, nor will we consider for our initial business combination any of the target businesses that were considered by Fortress International Group, Inc. prior to its initial business combination.

Board Committees

Upon completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors will adopt a charter for the audit committee as well as a corporate code of conduct and ethics that will govern the conduct of our directors and officers.

Audit committee

Upon completion of this offering, our audit committee will consist of Messrs. Hutchinson, Rockwell and McNeill. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. McNeill qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

In addition, the audit committee will review and approve all expense reimbursements made to our officers or directors. Any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating committee

Upon completion of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Hutchinson, Rockwell and McNeill, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Code of Conduct and Ethics

Upon the completion of this offering, we will have adopted a code of conduct and ethics applicable to our directors and officers in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers” and later in this section.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.
•	Since our officers and directors indirectly own shares of our common stock and founder warrants that will be released from escrow only if a business combination is successfully completed and indirectly own founder warrants which will expire worthless if a business combination is not consummated, our officers and directors, of which certain members are affiliated with Secure America Acquisition Holdings, LLC, our principal initial stockholder, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of Secure America Acquisition Holdings, LLC may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.
•	Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, special advisors, stockholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved and may also compete with us.
•	Certain members of our executive management may enter into consulting and employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and timely completing a business combination.

As a result of certain other business affiliations, our officers and directors may have similar legal obligations to present business opportunities meeting the above listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above listed criteria. Some of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers, directors or advisors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

The following table sets forth the names of our officers and directors and their current affiliations that may present a conflict of interest with our goals and objectives. Our officers and directors have pre-existing fiduciary obligations to all such entities listed and they are prohibited from presenting business opportunities to us before presenting such opportunities to the entities listed.

Officer/Director	Entity to Which a Pre-Existing Obligation Exists
C. Thomas McMillen	Fortress International Group, Inc. (Vice Chairman; a holding company in the homeland security industry)
Homeland Security Capital Corporation (President, Chief Executive Officer and Chairman; a holding company in the homeland security industry)
Washington Capital Advisors, LLC (Chief Executive Officer, Chairman; a merchant bank specializing in middle market government contractors)
Harvey L. Weiss	Fortress International Group, Inc. (Vice Chairman)
Vision Technologies, Inc. (director; a camera and image management provider to government and enterprise customers)
Forterra Systems, Inc. (director; a software development company)
Asa Hutchinson, Director	Hutchinson Group LLC (Chief Executive Officer; an employment consulting firm)
Fortress International Group, Inc. (director)
SAFLINK Corporation (director; a software development company)
Philip McNeill, Director	SPP Mezzanine Partners II, LLC (Managing Director and Chief Investment Officer; a management company of other investment management firms)
Homeland Security Capital Corporation (director)
S. Kent Rockwell, Director	Argon ST, Inc. (Vice Chairman and Vice President, Corporate Development; a developer of communications, intelligence, surveillance, and reconnaissance hardware systems)
Rockwell Venture Capital, Inc. (Chairman and President; a venture capital firm)

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Mark Frantz and Brian Griffin do not owe us any fiduciary duty in their capacity as our special advisors.

Additionally, our officers and directors may become principals of a future blank check company formed to acquire one or more operating businesses, although they have no current intention of doing so. Furthermore, to the extent that any operating business in the homeland security industry becomes a potential target business of such future blank check company, our officers and directors must present such opportunity to us prior to presenting it to any such future blank check company. Accordingly, we believe, but cannot assure you, that potential conflicts of interest in relation to any such future blank check company will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have. We have not established any procedures to ensure that our officers observes these obligations.

In connection with the vote required for any business combination, our existing stockholders have agreed to vote their shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their rights to participate in any liquidation distribution with respect to their initial shares. Any common stock acquired by our existing stockholders, officers or directors in the offering or aftermarket will be considered part of the holdings of the public stockholders. However, our existing stockholders and our officers and directors have agreed that if they acquire shares of our common stock in this offering or in the aftermarket, they will vote all such shares in favor of our initial business combination. Except with respect to the conversion rights afforded to public stockholders and their obligation to vote such shares in favor of our initial business combination, our existing stockholders, officers and directors will have the same rights as other public stockholders with respect to shares of our common stock acquired in this offering or in the aftermarket.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with our existing stockholders unless we have first explored transactions with respect to unaffiliated business targets, our board of directors has determined that such a business combination would be in the best interests of our public stockholders, and we obtain an opinion from an independent investment banking firm, which may or may not be a member of FINRA, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into our initial business combination with an entity affiliated with any of our existing stockholders. Furthermore, in no event will any of our existing officers, directors, stockholders or special advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of October 9, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Before Offering and Private Placement	After Offering and Private Placement
Secure America Acquisition Holdings, LLC(2)	2,360,000	94.4%	18.9%
Philip A. McNeill(3)	2,390,000	95.6%	19.1%
S. Kent Rockwell(4)	2,390,000	95.6%	19.1%
C. Thomas McMillen(5)	1,308,833	52.4%	10.5%
Harvey L. Weiss(6)	334,467	13.4%	2.7%
Asa Hutchinson	50,000	2.0%	*
Mark A. Frantz	20,000	*	*
James E. Maurer(7)	52,500	2.1%	*
Homeland Security Capital Corporation(8)	325,000	13.0%	2.6%
Brian C. Griffin(9)	35,000	1.4%	*
Michael T. Brigante(10)	82,500	3.3%	*
All of our officers and directors as a group (6 individuals)	2,500,000	100.0%	20.0%

(1)	Unless otherwise indicated, the primary business address of each beneficial owner is 1005 North Glebe Road, Suite 550, Arlington, Virginia, 22201.
(2)	Secure America Acquisition Holdings, LLC is the record holder of 2,360,000 shares of our common stock. Secure America Acquisition Holdings, LLC serves solely as a holding company with respect to our securities and has no operations. The membership interests of Secure America Acquisition Holdings, LLC are held as follows: C. Thomas McMillen (49.94%); Harvey L. Weiss (13.67%); Homeland Security Capital Corporation (13.77%); S. Kent Rockwell (10.59%); Michael Brigante (3.51%); James Maurer (2.22%); Philip A. McNeill (4.24%); Brian Griffin (1.06%) and Secure America Holdings, LLC (1%). Under the terms of a proxy agreement with the managing member, Secure America Holdings, LLC, Messrs. McNeill and Rockwell share voting and investment power with respect to all 2,360,000 shares of common stock held by Secure America Acquisition Holdings, LLC, although each of Messrs. McNeill and Rockwell disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interests. The beneficial ownership reflected in this table does not include 2,075,000 shares of common stock issuable upon exercise of founder warrants that are not exercisable and will not become exercisable within 60 days.
(3)	Mr. McNeill is one of our independent directors. Reflects 2,360,000 shares of common stock owned by Secure America Acquisition Holdings, LLC and 30,000 shares of common stock owned by Mr. McNeill. Mr. McNeill shares voting and investment power with Mr. Rockwell with respect to all 2,360,000 shares held of record by Secure America Acquisition Holdings, LLC through a proxy agreement with its managing member, Secure America Holdings, LLC. Mr. McNeill disclaims beneficial ownership of all such shares held of record by Secure America Acquisition Holdings, LLC except to the extent of his pecuniary interests.

(4)	Mr. Rockwell is one of our independent directors. Reflects 2,360,000 shares of common stock owned by Secure America Acquisition Holdings, LLC and 30,000 shares of common stock owned by Mr. Rockwell. Mr. Rockwell shares voting and investment power with Mr. McNeill with respect to all 2,360,000 shares held of record by Secure America Acquisition Holdings, LLC through a proxy agreement with its managing member, Secure America Holdings, LLC. Mr. Rockwell disclaims beneficial ownership of all such shares held of record by Secure America Acquisition Holdings, LLC except to the extent of his pecuniary interests.
(5)	Mr. McMillen is our Chairman and Co-Chief Executive Officer. Mr. McMillen owns 55.5% of the membership interests of Secure America Acquisition Holdings, LLC, which includes 118,300 shares deemed to be beneficially owned by Mr. McMillen through his 36.4% ownership in Homeland Security Capital Corporation which includes 11,800 shares deemed to be beneficially owned by Mr. McMillen through his 50% ownership of Secure America Holdings, LLC, the managing member of Secure America Acquisition Holdings, LLC.
(6)	Mr. Weiss is our Co-Chief Executive Officer. Mr. Weiss owns 14.2% of the membership interests of Secure America Acquisition Holdings, LLC, which includes 11,800 shares deemed to be beneficially owned by Mr. Weiss through his 50% ownership of Secure America Holdings, LLC, the managing member of Secure America Acquisition Holdings, LLC.
(7)	Mr. Maurer is our Chief Financial Officer and Secretary. Reflects the ownership by Mr. Maurer of 2.2% of the membership interests of Secure America Acquisition Holdings, LLC, which is the record holder of 2,360,000 shares of our common stock. Of his 40,000 membership interests in Secure America Acquisition Holdings, LLC, 50% shall vest after one year and 50% shall vest upon consummation of our initial business combination, provided Mr. Maurer is still engaged as a consultant with Secure America Acquisition Holdings, LLC. Accordingly, Mr. Maurer may be deemed to own beneficially 52,500 shares of our common stock. However, as noted in footnotes (3) and (4) above, Messrs. McNeill and Rockwell share voting and investment power with respect to all 2,360,000 shares of common stock held by Secure America Acquisition Holdings, LLC. All unvested interests shall revert back to Secure America Acquisition Holdings, LLC.
(8)	Reflects the ownership by Homeland Security Capital Corporation of 13.8% of the membership interests of Secure America Acquisition Holdings, LLC, which is the record holder of 2,360,000 shares of our common stock. Accordingly, Homeland Security Capital Corporation may be deemed to own beneficially 325,000 shares of our common stock. However, as noted in footnotes (3) and (4) above, Messrs. McNeill and Rockwell share voting and investment power with respect to all 2,360,000 shares of common stock held by Secure America Acquisition Holdings, LLC.
(9)	Reflects the ownership by Dr. Griffin of 10,000 shares of our common stock as well as 1.1% of the membership interests of Secure America Acquisition Holdings, LLC, which is the record holder of 2,360,000 shares of our common stock. Accordingly, Dr. Griffin may be deemed to own beneficially an additional 25,000 shares of our common stock. However, as noted in footnotes (3) and (4) above, Messrs. McNeill and Rockwell share voting and investment power with respect to all 2,360,000 shares of common stock held by Secure America Acquisition Holdings, LLC.
(10)	Reflects the ownership by Mr. Brigante of 3.5% of the membership interests of Secure America Acquisition Holdings, LLC, which is the record holder of 2,360,000 shares of our common stock. Accordingly, Mr. Brigante may be deemed to own 82,500 shares of our common stock. Of 45,000 of his membership interests in Secure America Acquisition Holdings, LLC, 50% shall vest after one year and 50% shall vest upon consummation of our initial business combination, provided Mr. Brigante is still employed or affiliated with Homeland Security Capital Corporation. However, as noted in footnotes (3) and (4) above, Messrs. McNeill and Rockwell share voting and investment power with respect to all 2,360,000 shares of common stock held by Secure America Acquisition Holdings, LLC. All unvested interests shall revert back to Secure America Acquisition Holdings, LLC.

Secure America Acquisition Holdings, LLC, our principal initial stockholder and an entity controlled by Messrs. McNeill and Rockwell, has agreed to purchase, in a private placement that will occur immediately prior to this offering, 2,075,000 warrants, or founder warrants, at a purchase price of $1.00 per warrant, exercisable for common stock at a per-share price of $5.25. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders. The founder warrants will be identical to the warrants offered in this offering, except that (i) the founder warrants are not subject to redemption so long as they are held by Secure America Acquisition Holdings, LLC or one of its existing members, (ii) the founder warrants may be exercised on a cashless basis while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the founder warrants, the holders of the founder warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the founder warrants are not transferable until they are released from escrow, as described below, which would only be after the consummation of our initial business combination.

The founder warrants will be placed in an escrow account at Continental Stock Transfer & Trust Company, acting as escrow agent, and will not be released from escrow until the later of (i) one year after the date of this prospectus and (ii) sixty days after the consummation of our initial business combination. In no event will the founder warrants be released from escrow prior to the consummation of our initial business combination. The purchase price of these founder warrants will be added to the amount to be held in the trust account pending the completion of our initial business combination. The private placement will result in an aggregate of $2,075,000 in net proceeds to us. Prior to their release from escrow, the founder warrants may be transferred (i) to persons or entities controlling, controlled by, or under common control with Secure America Acquisition Holdings, LLC, or to any stockholder, member, partner or limited partner of such entity, or (ii) to family members and trusts of permitted assignees for estate planning purposes, or upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions until after we complete our initial business combination.

Immediately after this offering, our existing stockholders, which include several of our officers and directors, will own an aggregate of 20% of the then issued and outstanding shares of our common stock, of which 2,360,000 shares may be deemed to be beneficially owned through their ownership of membership interests in Secure America Acquisition Holdings, LLC (which is the record owner of such shares), and an aggregate of 140,000 shares will be owned directly by Messrs. Frantz, Griffin, Hutchinson, McNeill and Rockwell (assuming none of them purchase any units offered by this prospectus). Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination. None of our existing stockholders, officers and directors has indicated to us any intent to purchase our securities in the offering.

All of the shares of our common stock outstanding prior to the date of this offering and all of the founder warrants will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. The founder warrants will not be released from escrow until after the consummation of a business combination. The shares of common stock held in escrow will not be released until the earliest of:

•	the expiration of one year after a business combination is completed;
•	our liquidation; and
•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the consummation of our initial business combination.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to persons or entities controlling, controlled by, or under common control with such person or entity, or to any stockholder, member, partner or limited partner of such person or entity, or (ii) to family members and trusts of permitted assignees for estate planning purposes, or upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferee will be subject to the same transfer restrictions as our existing stockholders until after we complete our initial business combination. Any shares held by these transferees would remain subject to the stock escrow agreement. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, our existing stockholders will not receive any portion of the liquidation proceeds with respect to common stock they own prior to the date of this prospectus.

We consider Messrs. McMillen and Weiss and Secure America Acquisition Holdings, LLC to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

CERTAIN TRANSACTIONS

In May 2007, we issued an aggregate of 2,500,000 shares of our common stock to Secure America Acquisition Holdings, LLC, an entity controlled by Messrs. McNeill and Rockwell, members of our board of directors, and certain other members of our management for $25,000 in cash, at a purchase price of $0.01 per share.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effected in order to maintain our existing stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

Secure America Acquisition Holdings, LLC, our principal initial stockholder and an entity controlled by Messrs. McNeill and Rockwell, has agreed to purchase, in a private placement that will occur immediately prior to this offering, 2,075,000 warrants, or founder warrants, at a purchase price of $1.00 per warrant. Each founder warrant purchased in the private placement entitles the holder to purchase one share of our common stock at a purchase price of $5.25 per share. In the absence of an active trading market for our securities, the $1.00 purchase price for the founder warrants was determined jointly by the underwriters and us after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The purchase price of these founder warrants will be added to the amount to be held in the trust account pending the completion of our initial business combination. The private placement will result in an aggregate of $2,075,000 in net proceeds to us. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $2,075,000 of proceeds from the sale of founder warrants will become part of the amount payable to our public stockholders. upon our dissolution and the subsequent liquidation of the trust account and the founder warrants will expire worthless. Similarly, this purchase price will become part of any conversion amount paid to converting stockholders.

The founder warrants will be identical to the warrants offered in this offering, except that (i) the founder warrants are not subject to redemption so long as they are held by Secure America Acquisition Holdings, LLC or one of its existing members, (ii) the founder warrants may be exercised on a cashless basis while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the founder warrants, the holders of the founder warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the founder warrants are not transferable until they are released from escrow, as described below, which would only be after the consummation of a business combination. The founder warrants will be differentiated from warrants sold in this offering through legends contained on the certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such founder warrants as described in this prospectus.

Further, the holders of our 2,500,000 issued and outstanding shares of common stock on the date of this prospectus, the founder warrants and the shares of common stock issuable upon exercise of the founder warrants will be entitled to registration rights pursuant to an agreement to be entered into on or before the effective date of this prospectus. The holders of a majority-in-interest of these securities are entitled to make up to two demands that we register the initial shares, the founder warrants and the shares of common stock issuable upon exercise of such founder warrants and also have “piggy-back” registration rights to participate in other registrations filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Homeland Security Capital Corporation a fee of up to $7,500 per month for providing us with office space and certain office and administrative services. This arrangement was agreed to by Homeland Security Capital Corporation, an affiliate of Mr. McMillen, solely for our benefit and is not intended to provide Mr. McMillen with compensation in lieu of a salary. We believe that such fees are at least as favorable to us as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

Secure America Acquisition Holdings, LLC has advanced us $150,000 as of the date of this prospectus to cover expenses related to this offering. Such loan will be payable without interest on the earlier of June 4, 2008 or the consummation of a business combination.

We will reimburse our officers, directors and existing stockholders for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and the general and administrative services arrangement with Homeland Security Capital Corporation, no compensation or fees of any kind, including finders’ and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned shares of our common stock prior to this offering, or to any of their respective affiliates, for services rendered to us prior to or with respect to our initial business combination.

All ongoing and future transactions between us and any of our officers, directors and existing stockholders or their respective affiliates, including loans by our officers, directors and existing stockholders, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties, and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested, “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized, as of the date of this prospectus, to issue 20,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. Upon consummation of this offering, we will be authorized to issue 50,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 2,500,000 shares of common stock are outstanding, held by six record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable.

In no event will the representative of the underwriters allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the underwriters’ over-allotment option has either expired or been exercised. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an additional Current Report on Form 8-K including updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website at http://www.sec.gov after the filing.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the public stockholders. Any common stock acquired by our existing stockholders, officers or directors in the offering or aftermarket will be considered part of the holdings of the public stockholders. However, our existing stockholders and our officers and directors have also agreed that if they acquire shares of our common stock in this offering or in the aftermarket, they will vote all such shares in favor of our initial business combination. Except with respect to the conversion rights afforded to public stockholders and their obligation to vote such shares in favor of our initial business combination, our existing stockholders, officers and directors will have the same rights as other public stockholders with respect to shares of our common stock that they acquire in this offering or in the aftermarket.

Secure America Acquisition Holdings, LLC, our principal initial stockholder and an entity controlled by Messrs. McNeill and Rockwell, has also agreed to waive its rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by it prior to this offering.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by October 29, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust account if they vote against our initial business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

The holders of our 2,500,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be entered into prior to or on the effective date of this prospectus. The holders of a majority-in-interest of such shares of common stock (and the founder warrants and shares of common stock issuable upon exercise of the founder warrants, as described below) are entitled to make up to two demands that we register such securities and also have “piggy-back” registration rights to participate in other registrations filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of this offering

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $5.25 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; or
•	one year after the date of this prospectus.

The warrants will expire on October 23, 2011 at 5:00 p.m., New York City time.

Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable. In no event will the representative of the underwriters allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the underwriters’ over-allotment option has either expired or been exercised. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an additional Current Report on Form 8-K including updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website at http://www.sec.gov after the filing.

We may call the warrants for redemption at any time beginning one year after the completion of an initial business combination:

•	in whole and not in part;
•	at a price of $0.01 per warrant at any time after the warrants become exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, after the expiration of one year after the completion of a business combination, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus is available throughout the 30-day notice of redemption period.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder warrants

Secure America Acquisition Holdings, LLC, our principal initial stockholder and an entity controlled by Messrs. McNeill and Rockwell, has agreed to purchase, in a private placement that will occur immediately prior to this offering, 2,075,000 warrants, or founder warrants, at a purchase price of $1.00 per warrant, exercisable for common stock at a per-share price of $5.25. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders. The founder warrants will be identical to the warrants offered in this offering, except that (i) the founder warrants are not subject to redemption so long as the founder warrants are held by Secure America Acquisition Holdings, LLC or one of its existing members, (ii) the founder warrants may be exercised on a cashless basis while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the founder warrants, the holders of the founder warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the founder warrants are not transferable until they are released from escrow, as described below, which would only be after the consummation of our initial business combination.

The founder warrants, unlike the warrants included in the units being offered in this offering, may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock.

Further, Secure America Acquisition Holdings, LLC and its permitted transferees are entitled to registration rights with respect to the founder warrants and the shares of common stock issuable upon exercise of the founder warrants pursuant to the terms of an agreement to be entered into on or before the effective date of this prospectus in connection with the private placement. The holders of a majority-in-interest of such founder warrants (and the shares of common stock issuable upon exercise of the founder warrants and issued and outstanding prior this offering, as described above) are entitled to make up to two demands that we register such securities and also have “piggy-back” registration rights to participate in other registrations filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

Prior to their release from escrow, the founder warrants are not transferable except (i) to persons or entities controlling, controlled by, or under common control with Secure America Acquisition Holdings, LLC, or to any stockholder, member, partner or limited partner of such entity, or (ii) to family members and trusts of permitted assignees for estate planning purposes, or upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as Secure America Acquisition Holdings, LLC until after we complete our initial business combination. The founder warrants will be placed in an escrow account at Continental Stock Transfer & Trust Company, acting as escrow agent, and will not be released from escrow until the later of (i) one year after the date of this prospectus and (ii) sixty days after the consummation of our initial business combination. In no event will the founder warrants be released from escrow prior to the consummation of our initial business combination.

With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares Eligible for Future Sale

Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to one year after the date of issuance. Notwithstanding this restriction, all such shares have been placed in escrow and will not be transferable until the expiration of one year from our initial business combination subject to certain limited exceptions, and will only be released prior to that date if we are forced to dissolve and liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 140,000, if the underwriters exercise their over-allotment option in full); and
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 2,500,000 issued and outstanding shares of common stock on the date of this prospectus, the founder warrants, and the shares of common stock issuable upon exercise of the founder warrants will be entitled to registration rights pursuant to an agreement to be signed on or before the effective date of this prospectus. The holders of these securities are entitled to make up to two demands that we register the initial shares, the founder warrants and the shares of common stock issuable upon exercise of such founder warrants and also have “piggy-back” registration rights to participate in other registrations filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general discussion of material United States federal income and estate tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) federal non-income tax laws, such as federal gift or estate tax laws, except to the limited extent that estate tax laws are expressly discussed below, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, S corporations, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, persons owning ten percent or more of our voting stock, or persons acquiring our securities in consideration for services, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold our securities through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A beneficial owner of our securities that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our securities.

This discussion is only a summary of material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or foreign tax laws and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The treatment of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Due to the absence of authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below, although we believe this discussion describes the proper tax treatment of the units. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the treatment described above is accepted for United States federal tax purposes.

Tax Consequences of an Investment in Our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and will reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “ — Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable C-corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to long-term capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business — Effecting a Business Combination — Conversion Rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the reduced tax rate for qualified dividends, as the case may be.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms must be updated under certain circumstances. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, are not subject to the United

States withholding tax, but instead are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates. Certain certification and disclosure requirements must be complied with for effectively connected income or income attributable to a permanent establishment or fixed base to be exempt from withholding. Any effectively connected dividends (attributable, if applicable, to a permanent establishment) received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock (which would include receipt of a distribution in liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss (which will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year). There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business — Effecting a Business Combination — Conversion Rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and the U.S. holder’s adjusted tax basis in the common stock so disposed of. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of the units allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a reduced maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to return to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within 30 days before or after the date of such disposition, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Any gain realized by a non-U.S. holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income or withholding tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

A non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax on the net gain derived from the disposition at regular United States federal income tax rates, and, in the case of a foreign corporation, may be subject to an additional branch profits tax at a 30% rate or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax on the gain derived from the disposition, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

We currently are not a “United States real property holding corporation”. Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. There can be no assurance that we will not become a United States real property holding corporation in the future.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “ — Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test: (1) the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion, and (2) immediately after the conversion, the holder actually or constructively owns less than 50% of our voting stock. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other shares of our stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest in us will depend on particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “ — Dividends and Distributions” above. After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s tax basis in his remaining common stock, or, if it has none, to the holder’s tax basis in its warrants or possibly in other stock constructively owned by it.

Persons who actually or constructively own five percent (or, if our common stock is not then publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of our common stock. Such persons should consult their own tax advisors with respect to those requirements.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant

Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “ —  General”) and the exercise price (i.e., initially, $5.25 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Redemption, or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), or redemption of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the common stock and the warrants are not trading separately at the time of the disposition, the portion of the amount realized on the disposition or expiration that is allocated to the warrant based on the then fair market values of the common stock and the warrants included in the units) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “ —  General”). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a U.S. holder will recognize a taxable loss in an amount equal to the U.S. holder’s tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within 30 days before or after the date of such disposition, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “ —  Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

Under United States Treasury regulations, dividends on our common stock, proceeds from the sale, exchange, or other disposition of our common stock or warrants, and any related withholding will be subject to information reporting requirements, regardless of whether withholding taxes was required. In the case of a non-U.S. holder, copies of any resulting information returns may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends or disposition proceeds paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury regulations generally will be reduced by backup withholding taxes at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code, or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury regulations.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which SunTrust Robinson Humphrey, Inc. is acting as the representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
SunTrust Robinson Humphrey, Inc.	5,500.000
Morgan Joseph & Co. Inc.	3,500,000
GunnAllen Financial	500,000
Maxim Group LLC	500,000
Total	10,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver the prospectus via email, both as a PDF document and by a link to the SEC’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $0.144 per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants issuable upon exercise of the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This table assumes the underwriters do not exercise their over-allotment option.

	Per Unit	Total Proceeds
Public offering price	$8.00	$80,000,000
Underwriting discounts and commissions(1)(2)(3)	$0.56	$5,600,000
Total(4)	$7.44	$74,400,000

(1)	Includes deferred underwriting discounts and commissions equal to 4% of the gross proceeds, or $3,200,000 ($3,680,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account held at SunTrust Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. See “Underwriting — Commissions and Discounts.”
(2)	No discount or commissions are payable with respect to the founder warrants purchased in the private placement.
(3)	No discount or commissions are payable with respect to any units purchased in this offering by our existing stockholders. Accordingly, if our existing stockholders purchase units in this offering, the entire $8.00 per unit purchase price will be placed in the trust account.
(4)	The underwriters have an option to purchase up to an additional 1,500,000 units of the Company at the public offering price, less underwriting discounts and commissions, within 45 days after the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $92,000,000, $6,440,000 and $85,560,000, respectively.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Escrow of Existing Stockholders’ Securities

On or before the date of this prospectus, each of our existing stockholders will place the securities he, she or it owns prior to this offering, including founder warrants purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Prior to their release from escrow, such securities may be transferred (i) to persons or entities controlling, controlled by, or under common control with such securityholder, or to any stockholder, member, partner or limited partner of such securityholder, or (ii) to family members and trusts of such holders or permitted assignees for estate planning purposes or, upon the death of any such holder or permitted assignee, to an estate or beneficiaries of such holders or permitted assignees; in each case, such transferees will be subject to the applicable escrow agreement.

These shares of common stock will not be released from escrow until one year following the consummation of our initial business combination, or earlier if we were to consummate a transaction after the consummation of our initial business combination which results in our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The founder warrants will not be released from escrow until the later of (i) one year after the date of this prospectus and (ii) sixty days after the consummation of our initial business combination. In no event will the founder warrants be released from escrow prior to the consummation of our initial business combination.

Units, common stock and warrants purchased by our existing stockholders in the secondary market will not be subject to this escrow.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., New York, New York. Bingham McCutchen LLP, New York, New York, is acting as counsel for the representative of the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

SECURE AMERICA ACQUISITION CORPORATION
(a corporation in the development stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

June 11, 2007

SECURE AMERICA ACQUISITION CORPORATION
(a Corporation in the Development Stage)

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Secure America Acquisition Corporation

We have audited the accompanying balance sheet of Secure America Acquisition Corporation (formerly Fortress America Acquisition Corporation II) (a development stage company) as of June 11, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period from May 14, 2007 (inception) to June 11, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Secure America Acquisition Corporation as of June 11, 2007 and the results of its operations and its cash flows for the period from May 14, 2007 (inception) to June 11, 2007, in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
June 25, 2007, except for the first paragraph of Note 1,
as to which the date is August 6, 2007, and the third paragraph of Note 1, the first paragraph of Note 2, Note 4, and the third paragraph of Note 5, as to which the date is October 12, 2007

SECURE AMERICA ACQUISITION CORPORATION
(a Development Stage Company)

BALANCE SHEET

June 11, 2007
ASSETS
Current assets:
Cash	$125,000
Total current assets	125,000
Deferred offering costs	47,500
Total assets	$172,500
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable to stockholder	$150,000
Total liabilities	150,000
COMMITMENT
Stockholders' equity
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued and outstanding	—
Common stock, $.0001 par value Authorized 20,000,000 shares 2,500,000 shares issued and outstanding	250
Additional paid-in capital	24,750
Deficit accumulated during the development stage	(2,500)
Total stockholders' equity	22,500
Total liabilities and stockholders' equity	$172,500

See accompanying notes to financial statements.

SECURE AMERICA ACQUISITION CORPORATION
(a Development Stage Company)

STATEMENT OF OPERATIONS

For the Period May 14, 2007 (Inception) to June 11, 2007
Expenses:
Formation and operating costs	$2,500
Net loss for the period before income taxes	(2,500)
State and federal income taxes	—
Net loss for the period	$(2,500)
Weighted average number of shares outstanding – basic and diluted	2,500,000
Net loss per share – basic and diluted	$(.00)

See accompanying notes to financial statements.

SECURE AMERICA ACQUISITION CORPORATION
(a Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

				Deficit Accumulated During the Development Stage
	Common Stock		Addition Paid-In Capital		Stockholders’ Equity
	Shares	Amount
Common shares issued June 5, 2007 at $.01 per share	2,500,000	$250	$24,750	—	$25,000
Net Loss	—	—	—	$(2,500)	(2,500)
Balance at June 11, 2007	2,500,000	$250	$24,750	$(2,500)	$22,500

See accompanying notes to financial statements.

SECURE AMERICA ACQUISITION CORPORATION
(a Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period May 14, 2007 (Inception) to June 11, 2007
Cash flow from operating activities
Net loss	$(2,500)
Net cash used in operating activities	(2,500)
Cash flows from financing activities
Proceeds from note payable	150,000
Proceeds from sale of shares of common stock	25,000
Payment of costs related to proposed offering	(47,500)
Net cash provided by financing activities	127,500
Net increase in cash	125,000
Cash at beginning of the period	—
Cash at the end of the period	$125,000

See accompanying notes to financial statements.

SECURE AMERICA ACQUISITION CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Fortress America Acquisition Corporation II (the “Company”) was incorporated in Delaware on May 14, 2007 for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more domestic or international operating businesses, which the Company refers to as its initial business combination. The Company’s efforts in identifying a prospective target business will be limited to the homeland security industry, but not businesses that design, build or maintain mission-critical facilities. The Company changed its name to Secure America Acquisition Corporation on August 6, 2007.

At June 11, 2007, the Company had not yet commenced any operations. All activity through June 11, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 10,000,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business in the homeland security industry (“Business Combination”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $7.92 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) the liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, providers of financing, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements or that such agreements, if executed, will be valid and enforcable. Two of the Company’s affiliates have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, providers of financing, service providers or other entities that are owed money by the Company for services rendered to or contracted for or products sold to the Company. There can be no assurance that such affiliates will be able to satisfy those obligations. The net proceeds not held in the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,000,000 (net of income taxes payable thereon) of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund income tax obligations. An additional $150,000 of interest earned (net of taxes) on the trust account balance may be released to the Company to repay the loan made to the Company by Secure America Acquisition Holdings, LLC.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering (“Founders”), have agreed to vote their 2,500,000 founding shares of common stock in accordance with the vote of the majority of the shares voted by all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

SECURE AMERICA ACQUISITION CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations  – (continued)

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 2,999,999 shares sold in the Proposed Offering may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares of common stock held by the Founders prior to the consummation of the Proposed Offering.

Upon the effective date of the Proposed Offering (“Effective Date”), the Company’s Certificate of Incorporation will be amended (i) to provide that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering, and (ii) to increase the number of authorized shares to 50,000,000. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Concentration of Credit Risk — The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes — Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $850. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 11, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Share — Loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

2. Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 1,500,000 Units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.25 commencing on the later of the completion of a Business Combination and twelve months from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed

SECURE AMERICA ACQUISITION CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

2. Proposed Public Offering  – (continued)

Offering. The Company may redeem all of the warrants, at a price of $.01 per warrant, upon 30 days’ notice while the warrants are exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading-day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7.0% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 4.0% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

3. Deferred Offering Costs

Deferred offering costs consist of legal fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

4. Note Payable to Stockholder

The Company issued an unsecured promissory note in an aggregate principal amount of $150,000 to a stockholder of the Company on June 4, 2007. The note is non-interest bearing and is payable on the earlier of June 4, 2008 or the consummation of a business combination. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

5. Commitments and Related Party Transactions

The Company presently occupies office space provided by an affiliate of one of the Founders. This affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate a total of $7,500 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements which the Founders will enter into with the Company and the underwriters, the Founders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Secure America Acquisition Holdings, LLC, the principal initial stockholder of the Company, has agreed to purchase a total of 2,075,000 warrants (“Founder Warrants”) at $1.00 per Founder Warrant (for an aggregate purchase price of $2,075,000) privately from the Company. This purchase will take place immediately prior to the consummation of the Proposed Offering. All of the proceeds received from this purchase will be placed in the Trust Account. The Founder Warrants will be identical to the warrants offered in this offering, except that (i) the Founder Warrants are not subject to redemption so long as they are held by Secure America Acquisition Holdings, LLC or one of its existing members, (ii) the Founder Warrants may be exercised on a cashless basis while the warrants included in the units sold in the Proposed Offering cannot be exercised on a cashless basis, (iii) upon an exercise of the Founder Warrants, the holders of the Founder Warrants will

SECURE AMERICA ACQUISITION CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

5. Commitments and Related Party Transactions  – (continued)

receive unregistered shares of the Company’s common stock, and (iv) subject to certain limited exceptions, the Founder Warrants are not transferable until they are released from escrow, as described below, which would only be after the consummation of a Business Combination. The Founder Warrants will be differentiated from warrants sold as part of the Units in the Proposed Offering through legends contained on the certificates representing the Founder Warrants indicating the restrictions and rights specifically applicable to such Founder Warrants as described in this prospectus.

Secure America Acquisition Holdings, LLC will be the holder of the founder warrants and such entity is beneficially owned by two of the Company’s independent directors, Messrs. Rockwell and McNeill. The Company has determined that the purchase price of $1.00 per founder warrant is above the average trading price for warrants of similarly structured blank check companies. Accordingly, the Company believes that the purchase price of the founder warrants is greater than the fair value of the warrants included in the units and, therefore, the Company will not record compensation expense upon purchase of the founder warrants.

Exercising warrants on a “cashless basis” means that, in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder forfeits a number of shares issuable upon exercise of the warrant with a market value equal to such aggregate exercise price. Accordingly, the Company would not receive additional proceeds to the extent the Founder Warrants are exercised on a cashless basis. Warrants included in the Units sold in the Proposed Offering are not exercisable on a cashless basis and the exercise price with respect to these warrants will be paid directly to the Company. The Founder Warrants will be placed in an escrow account at Continental Stock Transfer & Trust Company, acting as escrow agent, and will not be released from escrow until the later of (i) one year after the date of this prospectus and (ii) sixty days after the consummation of the Company’s initial Business Combination. In no event will the Founder Warrants be released from escrow prior to the consummation of the Company’s initial Business Combination.

Except for transfers to members of Secure America Acquisition Holdings, LLC, the Founder Warrants will not be transferable (except in limited circumstances) or salable by the purchaser until the Company consummates a Business Combination, and will be non-redeemable so long as the purchaser or one of its members holds such warrants. The holders of the Founder Warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of the Proposed Offering to enable their resale commencing on the date such warrants become exercisable. The Company has elected to make the Founder Warrants non-redeemable in order to provide the purchaser and its member transferees a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of a Business Combination. With those exceptions, the Founder Warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the Units in the Proposed Offering.

Prior to their release from escrow, the Founder Warrants may be transferred (i) to persons or entities controlling, controlled by, or under common control with Secure America Acquisition Holdings, LLC, or to any stockholder, member, partner or limited partner of such entity, or (ii) to family members and trusts of permitted assignees for estate planning purposes, or, upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as Secure America Acquisition Holdings, LLC until after the Company completes its initial business combination. If the purchaser or member transferees acquire warrants for their own account in the open market, any such warrants will be redeemable. If the Company’s other outstanding warrants are redeemed and the market price of a share of the Company’s common stock rises following such redemption, holders of the Founder Warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although the Company does not know if the price of its common stock would increase following a warrant redemption. If the Company’s share price declines in periods subsequent to the redemption of the warrants and Secure America Acquisition Holdings, LLC or one of its existing members continue to hold the Founder Warrants, the value of the Founder Warrants still held by such persons may also decline.

SECURE AMERICA ACQUISITION CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

5. Commitments and Related Party Transactions  – (continued)

The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 2 above.

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

$80,000,000

Secure America Acquisition Corporation

10,000,000 units

PROSPECTUS

SunTrust Robinson Humphrey

Morgan Joseph

GunnAllen Financial

Maxim Group LLC

October 23, 2007

Until November 17, 2007, 25 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.